Filed Pursuant to Rule 424(b)(5)
Registration No. 333-237426

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
5.75% Series A Mandatory Convertible Preferred Stock	11,500,000 shares(1)	$100.00	$1,150,000,000.00	$125,465.00
Class B common stock, par value $0.001 per share	(2)	—	—	— (4)

(1)

Includes 1,500,000 shares of 5.75% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), issuable upon exercise of the underwriters’ option to purchase additional shares of Mandatory Convertible Preferred Stock from the registrant, solely to cover over-allotments, if any.

(2)

Includes (i) 13,529,750 shares of Class B common stock issuable upon conversion of 11,500,000 shares of Mandatory Convertible Preferred Stock at the initial maximum conversion rate of 1.1765 shares of Class B common stock per share of Mandatory Convertible Preferred Stock; and (ii) up to 6,674,252 shares of Class B common stock issuable upon conversion of, or as dividends on, 11,500,000 shares of Mandatory Convertible Preferred Stock on the mandatory conversion date or an early conversion date or upon a conversion during a fundamental change conversion period on account of unpaid dividends, based on the initial floor price of $29.75 per share of common stock, as described in the accompanying prospectus supplement. Under Rule 416, the number of shares of common stock whose offer and sale are registered hereby includes an indeterminate number of shares of common stock that may be issued in connection with stock splits, stock dividends, or similar transactions.

(3)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(4)

Under Rule 457(i) of the Securities Act there is no additional filing fee payable with respect to the shares of Class B common stock issuable upon conversion of the Mandatory Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS SUPPLEMENT

(To prospectus dated March 27, 2020)

10,000,000 Shares

5.75% Series A Mandatory Convertible Preferred Stock

ViacomCBS Inc. is offering 10,000,000 shares of its 5.75% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share (the “Mandatory Convertible Preferred Stock”).

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of 5.75% of the liquidation preference of $100.00 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our Class B common stock, par value $0.001 per share (the “Class B common stock”), or in any combination of cash and shares of our Class B common stock on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2021 and ending on, and including, April 1, 2024. Each share of the Mandatory Convertible Preferred Stock has a liquidation preference of $100.00.

Unless earlier converted, each share of the Mandatory Convertible Preferred Stock will automatically and mandatorily convert on the second business day immediately following the last Trading Day (as defined herein) of the Settlement Period (as defined herein) into between 1.0013 and 1.1765 shares of our Class B common stock (respectively, the “Minimum Conversion Rate” and “Maximum Conversion Rate”), each subject to anti-dilution adjustments as described herein. The number of shares of our Class B common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the Average VWAP (as defined herein) per share of our Class B common stock over the 20 consecutive Trading Day period (the “Settlement Period”) commencing on, and including, the 21st Scheduled Trading Day (as defined herein) immediately preceding April 1, 2024. At any time prior to April 1, 2024, holders may elect to convert each share of the Mandatory Convertible Preferred Stock into shares of Class B common stock at the Minimum Conversion Rate of 1.0013 shares of our Class B common stock per share of the Mandatory Convertible Preferred Stock. If you elect to convert any shares of the Mandatory Convertible Preferred Stock during a specified period beginning on the effective date of a Fundamental Change (as defined herein), such shares of the Mandatory Convertible Preferred Stock will be converted into shares of our Class B common stock at the Fundamental Change Conversion Rate (as defined herein), and you will also be entitled to receive a Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount (each as defined herein).

Concurrently with this offering, we are also offering 20,000,000 shares of our Class B common stock (the “Concurrent Offering”) pursuant to a separate prospectus supplement. The last reported sale price of our Class B common stock on The Nasdaq Global Select Market on March 23, 2021 was $91.25 per share. We have also granted the underwriters of the Concurrent Offering a 30-day option to purchase up to 3,000,000 additional shares of our Class B common stock. Neither the completion of this offering nor of the Concurrent Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Offering does not occur, and vice versa. We cannot assure you that the Concurrent Offering will be completed on the terms described herein, or at all. The Concurrent Offering is being made pursuant to a separate prospectus supplement and accompanying prospectus, and nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy shares of our Class B common stock to be issued in the Concurrent Offering.

Prior to this offering, there has been no public market for the Mandatory Convertible Preferred Stock. We intend to apply to list the Mandatory Convertible Preferred Stock on The Nasdaq Global Select Market under the symbol “VIACP.” Our Class B common stock is listed on The Nasdaq Global Select Market under the symbol “VIAC.”

Investing in our Mandatory Convertible Preferred Stock involves risks. See the risks described in the “Risk Factors” section beginning on page S-13 of this prospectus supplement and in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (our “2020 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) before investing in any of our securities.

	Per Share	Total
Public Offering Price	$100.00	$1,000,000,000
Underwriting discounts and commissions(1)	$1.625	$16,250,000
Proceeds, before expenses, to us	$98.375	$983,750,000

(1)	See “Underwriting” beginning on page S-60 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted the underwriters the option to purchase up to 1,500,000 additional shares of Mandatory Convertible Preferred Stock from us at the public offering price less the underwriting discounts within 30 days from the date of this prospectus supplement, solely to cover overallotments, if any.

Neither the SEC nor any state securities commission has approved or disapproved of the securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of the Mandatory Convertible Preferred Stock to purchasers against payment therefor in New York, New York on March 26, 2021.

Joint Book-Running Managers

Morgan Stanley	J.P. Morgan

Citigroup	Goldman Sachs & Co. LLC	Mizuho Securities	Siebert Williams Shank

Co-Managers

BNP PARIBAS	RBC Capital Markets	US Bancorp	SMBC Nikko	TD Securities

SOCIETE GENERALE	MUFG	CastleOak Securities, L.P.	Ramirez & Co., Inc.

Academy Securities	R. Seelaus & Co., LLC

Wells Fargo Securities	BNY Mellon Capital Markets, LLC	IMI - Intesa Sanpaolo	ICBC Standard Bank

The date of this prospectus supplement is March 23, 2021.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. The accompanying prospectus is part of a shelf registration statement that we filed with the SEC. Under the shelf registration process, from time to time, we may offer and sell debt securities, preferred stock, our Class A common stock, our Class B common stock or warrants representing rights to purchase any of the other securities that we might offer under the accompanying prospectus, or any combination thereof, in one or more offerings.

In this prospectus supplement, unless we indicate otherwise or the context otherwise requires, we use the terms “ViacomCBS,” “the company,” “we,” “us,” and “our” and similar words to refer to ViacomCBS Inc., a Delaware corporation, and its consolidated subsidiaries. References to “common stock” mean our “Class A common stock” and “Class B common stock” and references to “Mandatory Convertible Preferred Stock” mean the 5.75% Series A Mandatory Convertible Preferred Stock that we are offering in this offering. References to “securities” include any security that we might offer under this prospectus supplement and the accompanying prospectus. The Concurrent Offering is being made by means of a separate prospectus supplement and accompanying prospectus, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy shares of our Class B common stock. References to “$” and “dollars” are to United States dollars.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or in any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

Some of the market and industry data contained or incorporated by reference in this prospectus supplement are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained in this prospectus supplement, and beliefs and estimates based on such data, may not be reliable.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain both historical and forward-looking statements, including statements related to our future results and performance. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or

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implied by these statements. These risks, uncertainties and other factors include, among others: whether or not we will be able to complete this offering and/or the Concurrent Offering on the terms contemplated herein, if at all; changes in consumer behavior, as well as evolving technologies, distribution platforms and packaging, the impact on our advertising revenues of changes in consumers’ content viewership, deficiencies in audience measurement and advertising market conditions; our ability to maintain attractive brands and our reputation, and to offer popular programming and other content; increased costs for programming, films and other rights; competition for content, audiences, advertising and distribution; the potential loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; the risks and costs associated with the integration of the CBS Corporation and Viacom Inc. businesses and investments in new businesses, products, services and technologies, including our streaming initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; the impact of COVID-19 (and other widespread health emergencies or pandemics) and measures taken in response thereto; domestic and global political, economic and/or regulatory factors affecting our businesses generally; liabilities related to discontinued operations and former businesses; the loss of key talent and strikes and other union activity; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the SEC, including but not limited to our 2020 Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates of the respective documents, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

You should carefully review all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

This prospectus supplement has been prepared on the basis that any offer of securities in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under Regulation (EU) 2017/1129 (the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of securities. Accordingly any person making or intending to make an offer in that Member State of securities which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the securities contemplated in this prospectus supplement.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, or superseded, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently,

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no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II product governance / Professional investors and eligible counterparties only target market

Solely for the purposes of the product governance requirements contained within: (a) MiFID II; (b) Articles 9 and 10 of Commission Delegated Directive (EU) 2017/593 supplementing MiFID II; and (c) local implementing measures (together, the “MiFID II Product Governance Requirements”), and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the MiFID II Product Governance Requirements) may otherwise have with respect thereto, the Mandatory Convertible Preferred Stock have been subject to a product approval process, which has determined that such Mandatory Convertible Preferred Stock are: (i) compatible with an end target market of investors who meet the criteria of professional clients and eligible counterparties, each as defined in MiFID II; and (ii) eligible for distribution through all distribution channels as are permitted by MiFID II (the “Target Market Assessment”). Notwithstanding the Target Market Assessment, distributors should note that: the price of the Mandatory Convertible Preferred Stock may decline and investors could lose all or part of their investment; the Mandatory Convertible Preferred Stock offer no guaranteed income and no capital protection; and an investment in the Mandatory Convertible Preferred Stock is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom. The Target Market Assessment is without prejudice to any contractual, legal or regulatory selling restrictions in relation to the offer. For the avoidance of doubt, the Target Market Assessment does not constitute: (a) an assessment of suitability or appropriateness for the purposes of MiFID II; or (b) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to the Mandatory Convertible Preferred Stock.

Each distributor is responsible for undertaking its own target market assessment in respect of the Mandatory Convertible Preferred Stock and determining appropriate distribution channels.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

This prospectus supplement has been prepared on the basis that any offer of securities in the United Kingdom (“UK”) will be made pursuant to an exemption under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (the “UK Prospectus Regulation”) and the Financial Services and Markets Act 2000 (as amended, the “FSMA”) from the requirement to publish a prospectus for offers of securities. Accordingly any person making or intending to make an offer in the UK of securities which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.

Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the securities contemplated in this prospectus supplement.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a “retail investor” means a

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person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

UK MIFIR product governance / Professional investors and eligible counterparties only target market

Solely for the purposes of the product governance requirements of Chapter 3 of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK Product Governance Requirements”) and/or any equivalent requirements elsewhere to the extent determined to be applicable, and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the UK Product Governance Requirements and/or any equivalent requirements elsewhere to the extent determined to be applicable) may otherwise have with respect thereto, the Mandatory Convertible Preferred Stock have been subject to a product approval process, which has determined that such Mandatory Convertible Preferred Stock are: (i) compatible with an end target market of investors who meet the criteria of professional clients and eligible counterparties, each as defined in Chapter 3 of the FCA Handbook Conduct of Business Sourcebook; and (ii) eligible for distribution through all permitted distribution channels (the “Target Market Assessment”). Notwithstanding the Target Market Assessment, distributors should note that: the price of the Mandatory Convertible Preferred Stock may decline and investors could lose all or part of their investment; the Mandatory Convertible Preferred Stock offer no guaranteed income and no capital protection; and an investment in the Mandatory Convertible Preferred Stock is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom. The Target Market Assessment is without prejudice to any contractual, legal or regulatory selling restrictions in relation to the offer.

For the avoidance of doubt, the Target Market Assessment does not constitute: (a) an assessment of suitability or appropriateness for the purposes of Chapters 9A or 10A respectively of the FCA Handbook Conduct of Business Sourcebook; or (b) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to the Mandatory Convertible Preferred Stock.

Each distributor is responsible for undertaking its own target market assessment in respect of the Mandatory Convertible Preferred Stock and determining appropriate distribution channels.

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SUMMARY

The following is a summary of certain information explained in more detail elsewhere in or incorporated by reference into this prospectus supplement. In addition to this summary, you should read the entire document carefully, including the risks relating to ViacomCBS’ businesses discussed in the “Risk Factors” section beginning on page S-13 of this prospectus supplement and in the “Risk Factors” section of our 2020 Form 10-K and the consolidated financial statements and the related notes thereto in our 2020 Form 10-K, which are incorporated by reference herein, and any related free writing prospectus before deciding to invest in our Mandatory Convertible Preferred Stock.

ViacomCBS Inc.

We are a leading global media and entertainment company that creates premium content and experiences for audiences worldwide. We operate through the following segments:

•

TV Entertainment. Our TV Entertainment segment operates the CBS Television Network, our domestic broadcast network; CBS Studios and CBS Media Ventures, our television production and syndication operations; our streaming services, including Paramount+; CBS Sports Network, our cable network focused on college athletics and other sports; and CBS Television Stations, our owned broadcast television stations.

•

Cable Networks. Our Cable Networks segment operates a portfolio of streaming services, including Pluto TV, a leading free advertising-supported streaming television service in the U.S., and Showtime Networks’ premium subscription streaming service; premium subscription cable networks, including SHOWTIME; basic cable networks, including BET, Nickelodeon, MTV, Comedy Central, Paramount Network and Smithsonian Channel; international extensions of these brands; and our international free-to-air broadcast networks such as Network 10, Channel 5 and Telefe.

•

Filmed Entertainment. Our Filmed Entertainment segment operates Paramount Pictures, Paramount Players, Paramount Animation and Paramount Television Studios, and also includes Miramax, a consolidated joint venture.

We were organized as a Delaware corporation in 1986. Our principal offices are located at 1515 Broadway, New York, New York 10036. Our telephone number is (212) 258-6000 and our website is www.ViacomCBS.com. Information included on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus. On December 4, 2019, Viacom Inc. (“Viacom”) merged with and into CBS Corporation (“CBS”), with CBS continuing as the surviving company (the “Merger”), pursuant to an Agreement and Plan of Merger dated as of August 13, 2019, as amended on October 16, 2019. At the effective time of the Merger, we changed our name to “ViacomCBS Inc.”

Concurrent Offering

Concurrently with this offering of Mandatory Convertible Preferred Stock, we are offering, by means of a separate prospectus supplement and accompanying prospectus, 20,000,000 shares of our Class B common stock (and up to 3,000,000 additional shares of our Class B common stock if the underwriters in the Concurrent Offering exercise in full their option to purchase additional shares within 30 days from the date of the prospectus supplement for the Concurrent Offering). We estimate that the net proceeds to us from the Concurrent Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $1.67 billion (or approximately $1.92 billion if the underwriters in the Concurrent Offering exercise in full their option to purchase additional shares of Class B common stock). We intend to use the combined net proceeds from this offering and the Concurrent Offering for general corporate purposes, including investments in streaming. See “Use of Proceeds.”

Neither the completion of this offering nor of the Concurrent Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Offering does not occur, and vice versa. We cannot assure you that the Concurrent Offering will be completed on the terms described herein, or at all. The Concurrent Offering is being made pursuant to a separate prospectus supplement and accompanying prospectus, and nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy shares of our Class B common stock to be issued in the Concurrent Offering.

The Offering

The following is a brief summary of some of the principal terms of the Mandatory Convertible Preferred Stock. Certain of the terms and conditions described below are subject to important limitations and exceptions. Refer to the section of this prospectus supplement entitled “Description of Mandatory Convertible Preferred Stock” for a more detailed description of the terms of the Mandatory Convertible Preferred Stock. As used in this section, “we,” “our,” and “us” refer to ViacomCBS Inc. and not to any of its consolidated subsidiaries.

Issuer	ViacomCBS Inc.

Securities offered	10,000,000 shares of 5.75% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share (the “Mandatory Convertible Preferred Stock”).

Underwriters’ Option	We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to 1,500,000 additional shares of Mandatory Convertible Preferred Stock at the public offering price, less the underwriting discounts and commissions, solely to cover over-allotments, if any.

Public Offering Price	$100.00 per share of Mandatory Convertible Preferred Stock.

Liquidation Preference	$100.00 per share of Mandatory Convertible Preferred Stock.

Dividends	5.75% of the liquidation preference of $100.00 per share of the Mandatory Convertible Preferred Stock per year.

Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first original issue date of the Mandatory Convertible Preferred Stock, and, to the extent our board of directors, or an authorized committee thereof, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock, we will pay such dividend in cash, by delivery of shares of our Class B common stock or through any combination of cash and shares of our Class B common stock, as determined by us in our sole discretion (subject to certain limitations); provided that any unpaid dividends will continue to accumulate.

If declared, dividends will be payable on the dividend payment dates (as described below) to holders of record of the Mandatory Convertible Preferred Stock at the close of business on the March 15, June 15, September 15 or December 15, as the case may be, immediately preceding the relevant dividend payment date (each a “Regular Record Date”), whether or not such holders early convert their shares of Mandatory Convertible Preferred Stock, or such shares of Mandatory Convertible Preferred Stock are automatically converted, after a Regular Record Date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date will be approximately $1.4535 per share of the Mandatory Convertible

Preferred Stock. Each subsequent dividend is expected to be $1.4375 per share of the Mandatory Convertible Preferred Stock. See “Description of Mandatory Convertible Preferred Stock—Dividends.”

We will make each payment of a declared dividend on the Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our Class B common stock. If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our Class B common stock, such shares shall be valued for such purpose at the Average VWAP per share (as defined under “Description of Mandatory Convertible Preferred Stock— Mandatory Conversion—Definitions”) of our Class B common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date (the “Average Price”), multiplied by 97%. Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including our Mandatory Convertible Preferred Stock may be limited by the terms of any of our and our subsidiaries’ future indebtedness.

Notwithstanding the foregoing, in no event will the number of shares of our Class B common stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to (x) the declared dividend divided by (y) $29.75, which amount represents approximately 35% of the Initial Price (as defined below) (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as described below) (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our Class B common stock delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, to the extent we are able to do so under applicable Delaware law, notwithstanding any notice by us to the contrary, pay such excess amount in cash. Any such payment in cash may not be permitted by the terms of any of our and our subsidiaries’ then-existing indebtedness. To the extent that we are not able to pay such excess amount in cash under applicable Delaware law, we will not have any obligation to pay such amount in cash or deliver additional shares of our Class B common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

The “Initial Price” is calculated by dividing $100.00 by the Maximum Conversion Rate of 1.1765 shares of Class B common stock, and initially is approximately equal to the per share public offering price of our Class B common stock in the Concurrent Offering.

Dividend Payment Dates	January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2021 and ending on, and including, April 1, 2024.

Mandatory Conversion Date	The second business day immediately following the last Trading Day (as defined herein) of the Settlement Period (as defined herein). The Mandatory Conversion Date is expected to be April 1, 2024.

Mandatory Conversion	Upon conversion on the Mandatory Conversion Date, each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert into a number of shares of our Class B common stock equal to not more than 1.1765 shares of our Class B common stock (the “Maximum Conversion Rate”) and not less than 1.0013 shares of our Class B common stock (the “Minimum Conversion Rate”) depending on the Applicable Market Value (as defined below) of our Class B common stock, as described below, and subject to certain anti-dilution adjustments.

The “Applicable Market Value” of our Class B common stock is the Average VWAP per share of our Class B common stock over the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day immediately preceding April 1, 2024 (the “Settlement Period”). The conversion rate will be calculated as described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion,” and the following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.

Assumed Applicable Market Value of our Class B common stock	Conversion rate (number of shares of our Class B common stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock)
Greater than the Threshold Appreciation Price	1.0013 shares of Class B common stock

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 1.0013 and 1.1765 shares of Class B common stock, determined by dividing $100.00 by the Applicable Market Value

Less than the Initial Price	1.1765 shares of Class B common stock

The “Threshold Appreciation Price” is calculated by dividing $100.00 by the Minimum Conversion Rate of 1.0013 shares of Class B common stock, and initially is approximately equal to $99.87, which represents an approximately 17.5% appreciation over the Initial Price. If we declare a dividend for the dividend period ending on, but excluding, April 1, 2024, we will pay such dividend to the holders of record as of the immediately preceding Regular Record Date. If, on or prior to April 1, 2024 we have not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our Class B common stock equal to (i) the amount of such accumulated and unpaid dividends that have not been declared (such amount, the “Mandatory Conversion Additional Conversion Amount”), divided by the greater of (A) the Floor Price and (B) 97% of the Average Price (calculated using April 1, 2024 as the applicable dividend date). To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of the number of additional shares and 97% of the Average Price, we will, to the extent we are able to do so under applicable Delaware law, declare and pay such excess amount in cash (computed to the nearest cent) pro rata per share to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by the terms of any of our and our subsidiaries’ then-existing indebtedness. To the extent that we are not able to pay such excess amount in cash under applicable Delaware law, we will not have any obligation to pay such amount in cash or deliver additional shares of our Class B common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

Early Conversion at the Option of the Holder	Other than during a Fundamental Change Conversion Period (as defined herein), at any time prior to April 1, 2024, holders of the Mandatory Convertible Preferred Stock will have the right to elect to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at the Minimum Conversion Rate of 1.0013 shares of our Class B common stock per share of Mandatory Convertible Preferred Stock as described under “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder.” This Minimum Conversion Rate is subject to certain anti-dilution adjustments.

If, as of the conversion date of any early conversion (the “Early Conversion Date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before the dividend payment date immediately prior to such Early Conversion Date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our Class B common stock equal to (x) such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “Early Conversion Additional Conversion Amount”), divided by (y) the greater of (i) the Floor Price and (ii) the Average VWAP per share of our Class B common stock over the 20 consecutive trading day period commencing on and including the 21st scheduled trading day immediately preceding the Early Conversion Date (the “Early Conversion Average Price”). To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or to deliver shares of our Class B common stock in respect of such shortfall.

Conversion at the Option of the Holder Upon a Fundamental Change; Fundamental Change Dividend; Make-whole Amount	If a “Fundamental Change” (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to April 1, 2024, holders of the Mandatory Convertible Preferred Stock will have the right, during the Fundamental Change Conversion Period (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into shares of our Class B common stock (as described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) at the “Fundamental Change Conversion Rate.” The Fundamental Change Conversion Rate will be determined based on the effective date of the Fundamental Change and the price paid (or deemed paid) per share of our Class B common stock in such Fundamental Change.

Holders who convert their Mandatory Convertible Preferred Stock during the Fundamental Change Conversion Period will also receive a “Fundamental Change Dividend Make-whole Amount” equal to the present value (computed using a discount rate of 1.44% per annum) of all remaining dividend payments on their shares of Mandatory Convertible Preferred Stock (excluding any Accumulated Dividend Amount (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount—Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount”)) from and including such effective date to, but excluding, April 1, 2024. We may elect to pay the Fundamental Change Dividend Make-whole Amount in cash, shares of our Class B common stock or a combination thereof. Any such payment in cash may not be permitted by the terms of any of our and our subsidiaries’ then-existing indebtedness. If we elect to pay the Fundamental Change Dividend Make-whole Amount in shares of our Class B common stock in lieu of cash, the number of shares of our Class B common stock that we will deliver will equal (x) the Fundamental Change Dividend Make-whole Amount divided by

(y) the greater of the Floor Price and 97% of the price paid, or deemed paid, per share of our Class B common stock in the Fundamental Change.

In addition, to the extent that the Accumulated Dividend Amount exists as of the effective date of the Fundamental Change, holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive, upon conversion, such Accumulated Dividend Amount in cash (to the extent we are able to do so under applicable Delaware law) or shares of our Class B common stock or any combination thereof, at our election. Any such payment in cash may not be permitted by the terms of any of our and our subsidiaries’ then-existing indebtedness. If we elect to pay the Accumulated Dividend Amount in shares of our Class B common stock in lieu of cash, the number of shares of our Class B common stock that we will deliver will equal (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the price paid, or deemed paid, per share of our Class B common stock in the transaction resulting in such Fundamental Change.

To the extent that the sum of the Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount or any portion thereof paid in shares of our Class B common stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the price paid or deemed paid per share of our Class B common stock in the transaction resulting in the relevant Fundamental Change, we will, if we are able to do so under applicable Delaware law, pay such excess amount in cash. To the extent that we are not able to pay such excess amount in cash under applicable Delaware law, we will not have any obligation to pay such amount in cash or deliver additional shares of our Class B common stock in respect of such amount.

However, if we are prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-whole Amount (whether in cash or in shares of our Class B common stock), in whole or in part, due to limitations of applicable Delaware law, the Fundamental Change Conversion Rate will instead be increased by a number of shares of Class B common stock equal to the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the price paid (or deemed paid) per share of our Class B common stock in the Fundamental Change. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount exceeds the product of such number of additional shares and 97% of the price paid (or deemed paid) per share of our Class B common stock in the Fundamental Change, we will not have any obligation to pay the shortfall in cash or deliver additional shares of our Class B common stock in respect of such amount.

See “Description of Mandatory Convertible Preferred Stock— Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount—Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount.”

Voting Rights	Except as specifically required by applicable Delaware law or by our Amended and Restated Certificate of Incorporation from time to time, the holders of Mandatory Convertible Preferred Stock will have no voting rights.

Whenever dividends on any shares of Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date of the Mandatory Convertible Preferred Stock and ending on, but excluding, July 1, 2021), whether or not for consecutive dividend periods, the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of preferred stock ranking equally with the Mandatory Convertible Preferred Stock and having similar voting rights, will be entitled, at our next annual meeting of stockholders or at a special meeting of stockholders, to vote for the election of a total of two additional members of our board of directors, subject to certain limitations described herein.

So long as any shares of Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding shares of Mandatory Convertible Preferred Stock and all other series of preferred stock ranking equally with the Mandatory Convertible Preferred Stock at the time outstanding and having similar voting rights, voting together as a single class, (i) amend or alter the provisions of our Amended and Restated Certificate of Incorporation so as to authorize or create, or increase the authorized amount of, any Senior Stock (as defined below), (ii) amend, alter or repeal the provisions of our Amended and Restated Certificate of Incorporation or the Certificate of Designations with respect to the Mandatory Convertible Preferred Stock so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, or (iii) consummate a binding share exchange or reclassification involving the shares of Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity unless, in each case: (A) the shares of Mandatory Convertible Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (B) such Mandatory Convertible Preferred Stock remaining outstanding or such preference securities, as the case may be, have such special rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the special rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation.

See “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

Ranking	The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:

•

senior to (i) our common stock and (ii) each other class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock, the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution;

•

on parity with any class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock, the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution;

•

junior to each class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock, the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution; and

•	junior to our existing and future indebtedness and other liabilities.

In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the Mandatory Convertible Preferred Stock will be structurally subordinated to existing and future indebtedness and other obligations of each of our subsidiaries.

As of December 31, 2020, we had total outstanding indebtedness of approximately $19.73 billion, and no outstanding shares of preferred stock.

Concurrent Offering	Concurrently with this offering of Mandatory Convertible Preferred Stock, we are offering 20,000,000 shares of our Class B common stock (or 3,000,000 additional shares of our Class B common stock if the underwriters in the Concurrent Offering exercise in full their option to purchase additional shares) pursuant to a separate prospectus supplement. Neither the completion of this offering nor of the Concurrent Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Offering does not occur, and vice versa. We cannot assure you that the Concurrent Offering will be completed on the terms described herein, or at all. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Offering.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $983.09 million (or approximately $1.13 billion if the underwriters exercise their option in full to purchase additional shares of our Mandatory Convertible Preferred Stock, solely to cover over-allotments, if any), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the combined net proceeds from this offering and the Concurrent Offering for general corporate purposes, including investments in streaming. See “Use of Proceeds.”

Material U.S. Federal Income Tax Considerations	The material U.S. federal income tax considerations of owning and disposing of the Mandatory Convertible Preferred Stock and any Class B common stock received upon conversion thereof are described in “Material U.S. Federal Income Tax Considerations.”

Listing	We intend to apply to list the Mandatory Convertible Preferred Stock on The Nasdaq Global Select Market under the symbol “VIACP.” Our Class B common stock is listed on The Nasdaq Global Select Market under the symbol “VIAC.”

Transfer Agent and Registrar	Equiniti Trust Company is the transfer agent, registrar, conversion agent and dividend disbursement agent for our Mandatory Convertible Preferred Stock.

Risk Factors	Investing in our Mandatory Convertible Preferred Stock involves risks. See the risks that are described in the “Risks Factors” section beginning on page S-13 of this prospectus supplement and the “Risk Factors” section of our 2020 Form 10-K for a discussion of the factors you should consider carefully before deciding to invest in our Mandatory Convertible Preferred Stock.

The risks described in the “Risks Factors” sections in this prospectus supplement and the 2020 Form 10-K are considered to be the most material but are not the only ones we are facing. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement reflects and assumes the following:

•	no exercise by the underwriters in this offering of their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock; and

•	the completion of the Concurrent Offering and assuming no exercise by the underwriters in the Concurrent Offering of their option to purchase additional shares of Class B common stock.

RISK FACTORS

Investing in our Mandatory Convertible Preferred Stock involves risks. You should consider carefully the risks described below and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including the risks and uncertainties set forth under the heading “Risk Factors” in our 2020 Form 10-K, as well as any other document we may file with the SEC that is incorporated by reference herein. The risks and uncertainties described in this prospectus supplement as well as the documents incorporated by reference herein are not the only ones we are facing. Additional risks and uncertainties that we do not currently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus supplement or the documents incorporated by reference herein or other unknown or currently immaterial risks or uncertainties actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in our Mandatory Convertible Preferred Stock.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement. See “Cautionary Note Concerning Forward-Looking Statements” in this prospectus supplement. Capitalized but undefined terms used in this “Risk Factors” section have the meanings assigned to them in “Description of Mandatory Convertible Preferred Stock.”

Risks Related to the Mandatory Convertible Preferred Stock

You will bear the risk of a decline in the market price of our Class B common stock between the pricing date for the Mandatory Convertible Preferred Stock and the Mandatory Conversion Date.

The number of shares of our Class B common stock that you will receive upon mandatory conversion of the Mandatory Convertible Preferred Stock is not fixed, but instead will depend on the Applicable Market Value of our Class B common stock, which is the Average VWAP per share of our Class B common stock over the Settlement Period, which is the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding April 1, 2024. The aggregate market value of the shares of our Class B common stock that you would receive upon mandatory conversion may be less than the aggregate Liquidation Preference of the Mandatory Convertible Preferred Stock. Specifically, if the Applicable Market Value of our Class B common stock is less than the Initial Price, which is calculated by dividing $100.00 by the Maximum Conversion Rate of 1.1765 shares of Class B common stock and initially equals approximately $85.00, the market value of our Class B common stock that you would receive upon mandatory conversion of each share of Mandatory Convertible Preferred Stock will be less than the $100.00 liquidation preference per share of Mandatory Convertible Preferred Stock, and an investment in the Mandatory Convertible Preferred Stock would result in a loss, without taking into consideration the payment of dividends. Accordingly, you will bear the entire risk of a decline in the market price of our Class B common stock. Any such decline could be substantial.

In addition, because the number of shares delivered to you upon mandatory conversion will be based upon the Applicable Market Value, the shares of Class B common stock you receive upon mandatory conversion may be worth less than the shares of Class B common stock you would have received had the Applicable Market Value been equal to the VWAP per share of our Class B common stock on the Mandatory Conversion Date or the average VWAP of our Class B common stock over a different period of days.

Purchasers of the Mandatory Convertible Preferred Stock may not realize any or all of the benefit of an increase in the market price of shares of our Class B common stock. The opportunity for equity appreciation provided by your investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our Class B common stock.

The market value of each share of our Class B common stock that you will receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (assuming that all dividends on shares of Mandatory Convertible Preferred Stock will be declared and paid in cash) will only exceed the Liquidation Preference of $100.00 per share of the Mandatory Convertible Preferred Stock if the Applicable Market Value of our Class B common stock exceeds the Threshold Appreciation Price, which is calculated by dividing $100.00 by the Minimum Conversion Rate (and initially is approximately equal to the per share public offering price of our Class B common stock in the Concurrent Offering of our Class B common stock). The Threshold Appreciation Price represents a premium of approximately 17.5% over the Initial Price. If the Applicable Market Value of our Class B common stock is greater than the Threshold Appreciation Price, you will receive on the Mandatory Conversion Date approximately 85% (which percentage is approximately equal to the Initial Price divided by the Threshold Appreciation Price) of the value of our Class B common stock that you would have received if you had made a direct investment in shares of our Class B common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in shares of our Class B common stock.

In addition, if the market value of our Class B common stock appreciates and the Applicable Market Value of our Class B common stock is equal to or greater than the Initial Price but less than or equal to the Threshold Appreciation Price, the aggregate market value of our Class B common stock that you would receive upon mandatory conversion (assuming that all dividends on the shares of Mandatory Convertible Preferred Stock will be declared and paid in cash) will only be equal to the aggregate Liquidation Preference of the Mandatory Convertible Preferred Stock, and you will realize no equity appreciation on our Class B common stock.

The adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-whole Amount upon the occurrence of certain Fundamental Changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a Fundamental Change.

If a Fundamental Change (as defined in “Description of Mandatory Convertible Preferred Stock— Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to April 1, 2024, the Fundamental Change Conversion Rate will apply to any shares of Mandatory Convertible Preferred Stock converted during the Fundamental Change Conversion Period (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”). The Fundamental Change Conversion Rate will be determined as described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” In addition, with respect to those shares of Mandatory Convertible Preferred Stock converted, you will also receive, among other consideration, a Fundamental Change Dividend Make-whole Amount in cash (subject to our right to deliver shares of our Class B common stock in lieu of all or part of such amount in cash), subject to the limitations described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” If these limitations to the delivery in shares in payment of the Fundamental Change Dividend Amount are reached, we will pay the shortfall in cash to the extent we are permitted to do so under applicable Delaware law. Any such payment in cash may not be permitted by the terms of any of our and our subsidiaries’ then-existing indebtedness. To the extent we are not permitted to pay in cash or deliver shares in respect of the Fundamental Change Dividend Make-whole Amount, in whole in part, due to limitations of applicable Delaware law, we will make an adjustment to the conversion rate subject to certain limitations; provided that, we will not have an obligation to pay shortfall in cash if these limitations to the adjustment of the conversion rate are reached, nor shall we have any obligation to deliver shares of our Class B common stock in respect of such shortfall if these limitations to the adjustment of the conversion rate are reached.

Although this adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-whole Amount are generally designed to compensate you for the lost option value of the Mandatory Convertible Preferred Stock and lost dividends that you will suffer as a result of converting your Mandatory Convertible Preferred Stock upon a Fundamental Change, the Fundamental Change Conversion Rate and Fundamental Change Dividend Make-whole Amount are only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss. In addition, if the price of our Class B common stock is less than $50.00 per share or more than $350.00 per share, the feature of the Fundamental Change Conversion Rate will not compensate you for any loss suffered in connection with a Fundamental Change.

In addition, the agreements governing any of our and our subsidiaries’ future indebtedness may limit our ability to pay cash or deliver shares of our Class B common stock, as the case may be, to converting holders upon a Fundamental Change unless we can repay or refinance the amounts outstanding under such agreements.

Furthermore, our obligation to adjust the conversion rate in connection with a Fundamental Change and pay the Fundamental Change Dividend Make-whole Amount (whether paid or delivered, as the case may be, in cash or shares of our Class B common stock) could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies and therefore may not be enforceable in whole or in part.

The Fixed Conversion Rates of the Mandatory Convertible Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the Mandatory Convertible Preferred Stock or the Class B common stock issuable upon conversion of the Mandatory Convertible Preferred Stock.

The Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are subject to adjustment only for the issuance of certain stock dividends on our common stock, subdivisions or combinations of our common stock, the issuance of certain rights, options or warrants to holders of our common stock, distributions of capital stock, indebtedness, or assets to holders of our common stock, distributions of cash dividends to holders of our common stock, and certain issuer tender or exchange offers as described under “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.” However, other events, such as employee and director grants that are settled in common stock, option exercises, offerings of our common stock or securities convertible into common stock for cash or in connection with acquisitions, or third-party tender or exchange offers, which may adversely affect the market price of our common stock, may not result in any adjustment, even though these other events may adversely affect the market price of our common stock and, therefore, the market price of the Mandatory Convertible Preferred Stock. In addition, the terms of the Mandatory Convertible Preferred Stock do not restrict our ability to offer common stock (including our Class B common stock) or securities convertible into Class B common stock in the future or to engage in other transactions that could dilute our common stock (including our Class B common stock). We have no obligation to consider the specific interests of the holders of the Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.

Purchasers of the Mandatory Convertible Preferred Stock may be adversely affected upon the issuance of a new series of preferred stock ranking on a parity with the Mandatory Convertible Preferred Stock sold in this offering.

Our Amended and Restated Certificate of Incorporation authorizes our board of directors, without the approval of our stockholders, to issue 25,000,000 shares of our preferred stock (including the shares of Mandatory Convertible Preferred Stock), subject to limitations prescribed by applicable law, rules and regulations and the provisions of our Amended and Restated Certificate of Incorporation, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these additional series of preferred stock may be senior to or on parity with the Mandatory Convertible Preferred Stock, which may reduce its value.

The terms of the Mandatory Convertible Preferred Stock will not restrict our ability to offer a new series of preferred stock that ranks equally with the mandatory convertible preferred stock as to dividend payments and liquidation preference in the future. We have no obligation to consider the specific interests of the holders of the Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.

Regulatory actions may adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

Investors in, and potential purchasers of, the Mandatory Convertible Preferred Stock who employ, or seek to employ, a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Mandatory Convertible Preferred Stock to conduct a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock. This could, in turn, adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

You will have no rights with respect to our Class B common stock until the Mandatory Convertible Preferred Stock is converted, but you may be adversely affected by certain changes made with respect to our Class B common stock.

You will have no rights with respect to our Class B common stock, including rights to respond to Class B common stock tender offers, if any, and rights to receive dividends or other distributions on shares of our Class B common stock, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of the Mandatory Convertible Preferred Stock, but your investment in the Mandatory Convertible Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of shares of our Class B common stock only as to matters for which the record date occurs on or after the conversion date.

You will have no voting rights with respect to the Mandatory Convertible Preferred Stock except under limited circumstances.

You will have no voting rights with respect to the Mandatory Convertible Preferred Stock, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by applicable Delaware law or by our Amended and Restated Certificate of Incorporation. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages.

If dividends on any Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date of the Mandatory Convertible Preferred Stock and ending on, but excluding, July 1, 2021), whether or not for consecutive dividend periods, the holders of such Mandatory Convertible Preferred Stock, voting together as a single class with holders of all other series of preferred stock ranking equally with the Mandatory Convertible Preferred Stock and having similar voting rights, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations described in “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities.

In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the Mandatory Convertible Preferred Stock only after all of our consolidated liabilities have been paid. In addition, the Mandatory Convertible Preferred Stock will rank structurally junior to all existing and future liabilities of our subsidiaries. Your rights to participate in the assets of our subsidiaries upon any bankruptcy, liquidation, dissolution or winding up of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Mandatory Convertible Preferred Stock then outstanding.

As of December 31, 2020, our total consolidated indebtedness was approximately $19.73 billion, of which an aggregate of approximately $95 million was secured indebtedness of ours, to which the Mandatory Convertible Preferred Stock would have been subordinated. In addition, we have the ability to, and may incur, additional indebtedness in the future.

Our Amended and Restated Certificate of Incorporation authorizes our board of directors to issue one or more additional series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued will rank ahead of our Class B common stock in terms of dividends and liquidation rights. If we issue additional shares of preferred stock, it may adversely affect the market price of our Class B common stock. Our board of directors also has the power, without stockholder approval, subject to applicable Delaware law and certain limitations set forth in our Amended and Restated Certificate of Incorporation, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue additional shares of preferred stock in the future that has a preference over our Class B common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue additional shares of preferred stock with voting rights, the rights of holders of shares of the Mandatory Convertible Preferred Stock and our Class B common stock or the market price of the Mandatory Convertible Preferred Stock and our Class B common stock could be adversely affected. See “Description of Capital Stock—Preferred Stock” in the accompanying prospectus.

Our ability to declare and pay dividends on our capital stock, including the Mandatory Convertible Preferred Stock, may be limited.

Our declaration and payment of dividends on our capital stock, including the shares of Mandatory Convertible Preferred Stock in the future will be determined by our board of directors (or an authorized committee thereof) in its sole discretion and will depend on our financial condition, earnings, growth prospects, other uses of cash, funding requirements, applicable Delaware law and other factors our board of directors deems relevant.

In addition, credit facilities, indentures or other financing agreements that we enter into in the future may contain provisions that restrict or prohibit our ability to pay cash dividends on our capital stock, including the Mandatory Convertible Preferred Stock. Even if we are permitted under our contractual obligations and Delaware law to pay cash dividends on the Mandatory Convertible Preferred Stock, we may not have sufficient cash to pay cash dividends on the Mandatory Convertible Preferred Stock.

If upon mandatory conversion we have not declared all or any portion of the accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Stock, the applicable conversion rate will be adjusted so that holders receive an additional number of shares of Class B common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion”. As a result of such limitations, the market value of such additional number of shares of Class B common stock may be less than the amount of such accumulated and unpaid dividends. To the extent that the amount of such accumulated and unpaid dividends exceeds the product of such number of additional shares and 97% of the Average Price (as defined herein), we will, to the extent we are able to do so under applicable Delaware law, declare and pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock. However, to the extent we are not permitted to do so under applicable Delaware law, you will not receive such dividends or any other consideration in respect thereof.

If upon an early conversion at the option of a holder (other than during a Fundamental Change), we have not declared and paid all or any portion of the accumulated dividends payable on the Mandatory Convertible Preferred Stock for all full dividend periods ending on or before the dividend payment date prior to the related Early Conversion Date, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of our Class B common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder”. As a result of such limitations, the market value of such additional number of shares of Class B common stock may be less than the amount of such accumulated and unpaid dividends. To the extent that the amount of such accumulated and unpaid dividends exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or to deliver shares of our Class B common stock in respect of such shortfall.

If upon an early conversion during the Fundamental Change Conversion Period we have not declared all or any portion of the accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Stock for specified periods, we will pay the amount of such accumulated and unpaid dividends in cash, shares of our Class B common stock (or units of exchange property) or any combination thereof, in our sole discretion, subject to the limitations described under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” If these limitations to the delivery in shares in payment of accumulated and unpaid dividends are reached, we will pay the shortfall in cash if we are permitted to do so under applicable Delaware law. However, to the extent we are not permitted to do so under applicable Delaware law, you will not receive such dividends or any other consideration in respect thereof.

You may be subject to tax upon an adjustment to the conversion rate of the Mandatory Convertible Preferred Stock or upon a distribution paid in shares of Class B common stock even though you do not receive a corresponding cash distribution.

The conversion rate of the Mandatory Convertible Preferred Stock is subject to adjustment in certain circumstances. Refer to “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.” If and to the extent that certain adjustments to the conversion rate increase the proportionate interest of a holder of the Mandatory Convertible Preferred Stock in our assets or earnings and profits, such holder may be treated as having received a deemed distribution includable in income as a dividend without the corresponding receipt of any cash or property. In addition, we may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in shares of our Class B common stock and, although there is some uncertainty, we believe that any such distribution will be taxable for U.S. federal income tax purposes in the same manner as a cash distribution of the same amount. In these circumstances and possibly others, a holder of Mandatory Convertible Preferred Stock may be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense.

If you are a Non-U.S. Holder (as defined under “Material U.S. Federal Income Tax Considerations”), any of these deemed dividends or distributions made in Class B common stock generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be withheld from cash, shares of Class B common stock, or sales proceeds otherwise payable to you by the applicable withholding agent.

See “Material U.S. Federal Income Tax Considerations” for a further discussion of the U.S. federal tax implications for U.S. Holders and Non-U.S. Holders of the purchase, ownership, disposition and conversion of the Mandatory Convertible Preferred Stock and any Class B common stock received in respect thereof.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of Mandatory Convertible Preferred Stock to exercise their rights associated with a potential Fundamental Change. In addition, provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may delay or prevent our acquisition by a third party.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a Fundamental Change were to occur on or prior to April 1, 2024, holders of the Mandatory Convertible Preferred Stock may have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a Fundamental Change Dividend Make-whole Amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Stock. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

In addition, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could make us a less attractive target for a hostile takeover and could make more difficult or discourage a merger proposal, a tender offer or a proxy contest. Such provisions include:

•

a requirement that stockholder-nominated director nominees be nominated in advance of the meeting at which directors are elected and that specific information be provided in connection with such nomination;

•	the ability of our board of directors to issue additional shares of common stock (including Class B common stock) or preferred stock without stockholder approval; and

•	certain provisions requiring supermajority approval (at least two-thirds of the votes cast by all stockholders entitled to vote thereon, voting together as a single class).

In addition, as permitted by Delaware law, an amendment to our Amended and Restated Certificate of Incorporation or other corporate action that is approved by stockholders may provide mandatory special treatment for specified groups of nonconsenting stockholders of the same class. For example, an amendment to our Amended and Restated Certificate of Incorporation or other corporate action may provide that shares of common stock held by designated stockholders of record must be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.

All of these provisions may limit the price that investors may be willing to pay for shares of our common stock and the Mandatory Convertible Preferred Stock. See “Description of Common Stock” and “Description of Mandatory Convertible Preferred Stock.”

An active trading market for the Mandatory Convertible Preferred Stock does not exist and may not develop.

The Mandatory Convertible Preferred Stock is a new issue of securities with no established trading market. The liquidity of the trading market in the Mandatory Convertible Preferred Stock, and the market price quoted for the Mandatory Convertible Preferred Stock, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. We intend to apply to list the Mandatory Convertible Preferred Stock on The Nasdaq

Global Select Market under the symbol “VIACP.” Even if the Mandatory Convertible Preferred Stock is approved for listing on The Nasdaq Global Select Market, such listing does not guarantee that a trading market for the Mandatory Convertible Preferred Stock will develop or, if a trading market for the Mandatory Convertible Preferred Stock does develop, the depth or liquidity of that market. If an active trading market does not develop or is not maintained, the market price and liquidity of the Mandatory Convertible Preferred Stock may be adversely affected. In that case you may not be able to sell your Mandatory Convertible Preferred Stock at a particular time or you may not be able to sell your Mandatory Convertible Preferred Stock at a favorable price. In addition, as shares of the Mandatory Convertible Preferred Stock are converted, the liquidity of the Mandatory Convertible Preferred Stock that remains outstanding may decrease.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $983.09 million (or approximately $1.13 billion if the underwriters exercise their option in full to purchase additional shares of Mandatory Convertible Preferred Stock, solely to cover over-allotments, if any). We intend to use the combined net proceeds from this offering and the Concurrent Offering for general corporate purposes, including investments in streaming.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

The following description is a summary of certain provisions of our 5.75% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share (the “Mandatory Convertible Preferred Stock”). The following summary supplements and, to the extent that it is inconsistent therewith, replaces the description of our preferred stock in the accompanying prospectus.

A copy of the Certificate of Designations setting forth the terms of the Mandatory Convertible Preferred Stock, which we refer to as the “Certificate of Designations” as well as our Amended and Restated Certificate of Incorporation, which we refer to as our “Certificate of Incorporation,” is available upon request from us at the address set forth in the section of this prospectus supplement entitled “Incorporation by Reference.” This description of the terms of the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Certificate of Incorporation and the Certificate of Designations.

For purposes of this description, references to:

•	“the Company,” “us,” “we” or “our” refer to ViacomCBS Inc. and not any of its subsidiaries;

•	our “Class B common stock” refers to our Class B Common Stock, $0.001 par value per share;

•	our “Class A common stock” refers to our Class A Common Stock, $0.001 par value per share;

•	our “common stock” refers to our Class A and Class B common stock collectively;

•	“Business Day” refer to any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close or be closed; and

•	“close of business” refers to 5:00 p.m., New York City time, and “open of business” refers to 9:00 a.m., New York City time.

General

Under our Certificate of Incorporation, our board of directors is authorized to provide, without further stockholder action, for the issuance of up to 25,000,000 shares of preferred stock, par value $0.001 per share, and the designation of each series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and fix the voting power, full or limited or no voting power, the powers, preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of each series. As of the date of this prospectus supplement, no shares of preferred stock are outstanding.

At the closing of this offering, we will issue 10,000,000 shares of Mandatory Convertible Preferred Stock. In addition, we have granted the underwriters an option to purchase up to 1,500,000 additional shares of Mandatory Convertible Preferred Stock, solely to cover over-allotments, if any, as described under “Underwriting.”

When issued, the Mandatory Convertible Preferred Stock and our Class B common stock issued upon the conversion of the Mandatory Convertible Preferred Stock will be fully paid and non-assessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for any class of our stock, obligations, warrants or other securities.

Ranking

The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:

•

senior to (i) our common stock and (ii) each other class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock (which we refer to as the “Initial Issue Date”), the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Junior Stock”);

•

on parity with any class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Parity Stock”);

•

junior to each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Senior Stock”); and

•	junior to our existing and future indebtedness and other liabilities.

In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the Mandatory Convertible Preferred Stock will be structurally subordinated to existing and future indebtedness and other obligations of each of our subsidiaries. See “Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock—The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities.”

As of December 31, 2020, we had total outstanding indebtedness of approximately $19.73 billion, and no outstanding shares of preferred stock.

Listing

We intend to apply to list the Mandatory Convertible Preferred Stock on The Nasdaq Global Select Market under the symbol “VIACP” and, if approved, we expect trading to commence within 30 days of the Initial Issue Date. In addition, upon listing, we have agreed to use our commercially reasonable efforts to keep the Mandatory Convertible Preferred Stock listed on The Nasdaq Global Select Market. However, there can be no assurance that the Mandatory Convertible Preferred Stock will be listed, and if listed, that it will continue to be listed. Listing the Mandatory Convertible Preferred Stock on The Nasdaq Global Select Market does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their Mandatory Convertible Preferred Stock easily.

Dividends

Subject to the rights of holders of any class or series of our capital stock ranking senior to the Mandatory Convertible Preferred Stock as to dividend rights, holders of the Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, only out of funds legally available to pay dividends, in the case of dividends paid in cash, and shares of Class B common stock legally available to be issued, in the case of dividends paid in shares of Class B common stock, cumulative dividends at the rate per annum of 5.75% of the Liquidation Preference of $100.00 per share of the Mandatory Convertible Preferred Stock (equivalent to $5.75 per annum per share), payable in cash, by delivery of shares of our Class B common stock or through any combination of cash and shares of our Class B common stock, as determined by us in our sole discretion (subject to the limitations described below).

If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on January 1, April 1, July 1 and October 1 of each year to, and including, April 1, 2024 commencing on July 1, 2021 (each, a “Dividend Payment Date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available to pay dividends.

If declared, dividends will be payable on the relevant Dividend Payment Date to holders of record of the Mandatory Convertible Preferred Stock as they appear on our stock register at the close of business on the March 15, June 15, September 15 or December 15, as the case may be, immediately preceding the relevant Dividend Payment Date (each, a “Regular Record Date”), whether or not such holders early convert their shares, or such shares are automatically converted, after a Regular Record Date and on or prior to the immediately succeeding Dividend Payment Date. These Regular Record Dates will apply regardless of whether a particular Regular Record Date is a Business Day. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A full dividend period is the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial dividend period will commence on, and include, the Initial Issue Date of the Mandatory Convertible Preferred Stock and will end on, and exclude, the July 1, 2021 Dividend Payment Date. The amount of dividends payable on each share of the Mandatory Convertible Preferred Stock for each full dividend period (subsequent to the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial dividend period and any other partial dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the initial dividend period, assuming the Initial Issue Date is March 26, 2021 will be $1.4535 per share of Mandatory Convertible Preferred Stock (based on the annual dividend rate of 5.75% and a Liquidation Preference of $100.00 per share) and will be payable, when, as and if declared, on July 1, 2021 to the holders of record thereof on June 15, 2021. The dividend on the Mandatory Convertible Preferred Stock for each subsequent full dividend period, when, as and if declared, will be $1.4375 per share of Mandatory Convertible Preferred Stock (based on the annual dividend rate of 5.75% and a Liquidation Preference of $100.00 per share). Accumulated dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable Dividend Payment Date.

No dividend on the Mandatory Convertible Preferred Stock will be paid unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock. No dividend will be declared or paid upon, or any sum of cash or number of shares of our Class B common stock set apart for the payment of dividends on, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid on, or a sufficient sum of cash or number of shares of our Class B common stock has been set apart for the payment of such dividends on, all outstanding shares of Mandatory Convertible Preferred Stock.

Except as described herein, dividends on shares of Mandatory Convertible Preferred Stock converted into Class B common stock will cease to accumulate on April 1, 2024, the Fundamental Change Conversion Date or the Early Conversion Date, as applicable.

Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including our Mandatory Convertible Preferred Stock may be limited by the terms of any of our and our subsidiaries’ then-existing indebtedness. In addition, our ability to declare and pay dividends may also be limited by Delaware law. See “Risk Factors—Risks Relating to the Mandatory Convertible Preferred—Our ability to declare and pay dividends on the Mandatory Convertible Preferred Stock may be limited.”

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period) determined in our sole discretion:

•	in cash;

•	by delivery of shares of our Class B common stock; or

•	through any combination of cash and shares of our Class B common stock.

We will make each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our Class B common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in shares of our Class B common stock no later than ten Scheduled Trading Days (as defined under “—Mandatory Conversion—Definitions”) prior to the Dividend Payment Date for such dividend; provided that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash.

All cash payments to which a holder of the Mandatory Convertible Preferred Stock is entitled in connection with a declared dividend on the shares of Mandatory Convertible Preferred Stock will be computed to the nearest cent. If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our Class B common stock, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP (as defined under “—Mandatory Conversion—Definitions”) per share of our Class B common stock over the five consecutive Trading Day (as defined under “—Mandatory Conversion— Definitions”) period ending on, and including, the second Trading Day prior to the applicable Dividend Payment Date (the “Average Price”).

No fractional shares of our Class B common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in payment or partial payment of dividends. We will instead, to the extent we are legally permitted to do so, pay a cash adjustment (computed to the nearest cent) to each holder that would otherwise be entitled to a fraction of a share of our Class B common stock based on the Average Price with respect to such dividend. In the event that we cannot pay cash in lieu of a fractional share, we will instead round up our share delivery obligation to each holder to the nearest whole share of Class B common stock.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of shares of our Class B common stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of (i) such time as all such shares of Class B common stock have been resold thereunder and (ii) such time as all such shares are freely tradable without registration pursuant to Rule 144 by holders thereof that are not, and have not been within the three months preceding, “affiliates” of ours for purposes of the Securities Act of 1933 (the “Securities Act”). To the extent applicable, we will also use our commercially reasonable efforts to have the shares of our Class B common stock so issued approved for listing on The Nasdaq Global Select Market (or if our Class B common stock is not listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our Class B common stock is then listed), and qualified or registered under applicable state securities laws, if required; provided that we will not be required to qualify as a foreign corporation or to take any action that would subject us to general service of process in any such jurisdiction where we are not presently qualified or where we are not presently subject to taxation as a foreign corporation and such qualification or action would subject us to such taxation.

Notwithstanding the foregoing, in no event will the number of shares of our Class B common stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to:

•	the declared dividend divided by

•

$29.75, which amount represents approximately 35% of the Initial Price (as defined under “—Mandatory Conversion—Definitions”), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth below in “—Anti-dilution Adjustments” (such dollar amount, as adjusted, the “Floor Price”).

To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our Class B common stock delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, to the extent we are able to do so under applicable Delaware law, notwithstanding any notice by us to the contrary, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by the terms of any of our and our subsidiaries’ then-existing indebtedness. To the extent that we are not able to pay such excess amount in cash under applicable Delaware law, we will not have any obligation to pay such amount in cash or deliver additional shares of our Class B common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

Dividend Stopper

So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of Junior Stock, and no common stock or any other class or series of Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in full in cash, shares of our Class B common stock or a combination thereof on, or a sufficient sum of cash or number of shares of our Class B common stock has been set apart for the payment of such dividends on, all outstanding shares of Mandatory Convertible Preferred Stock.

The foregoing limitation shall not apply to:

•	any dividend or distribution payable in shares of common stock or any other class or series of our capital stock that is neither Parity Stock nor Senior Stock;

•

purchases, redemptions or other acquisitions of common stock, other Junior Stock or Parity Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business;

•

purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, or acquisitions of shares of common stock surrendered, deemed surrendered or withheld in connection with the exercise of stock options or the vesting of restricted shares, restricted share units, restricted share equivalents, performance share units, or instruments similar to any of the foregoing (provided that the number of shares purchased to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount);

•

purchases of common stock or any other class or series of our capital stock that is neither Parity Stock nor Senior Stock pursuant to a contractually binding requirement to buy common stock or any such other class or series of our capital stock existing prior to the date of this prospectus supplement;

•

any dividends or distributions of rights or any class or series of our capital stock that is neither Parity Stock nor Senior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;

•

the exchange or conversion of any class or series of our capital stock that is neither Parity Stock nor Senior Stock for or into other class or series of our capital stock that is neither Parity Stock nor Senior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or any class or series of our capital stock that is neither Parity Stock nor Senior Stock and, in each case, the payment of cash solely in lieu of fractional shares; and

•

the deemed purchase or acquisition of fractional interests in shares of our common stock, any other class or series of our capital stock that is neither Parity Stock nor Senior Stock or Parity Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged.

The phrase “Share Dilution Amount” means the increase in the number of diluted shares of our common stock outstanding (determined in accordance with U.S. GAAP, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from such Dividend Payment Dates, on a dividend payment date falling within a regular dividend period related to such Dividend Payment Date), or (ii) have been declared but a sum of cash or number of shares of our Class B common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Regular Record Date, no dividends may be declared or paid on any shares of Parity Stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such shares of Parity Stock shall be allocated pro rata among the holders of the shares of Mandatory Convertible Preferred Stock and the holders of any shares of Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we shall allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and such shares of Parity Stock bear to each other (subject to their having been declared by our board of directors, or an authorized committee thereof, out of funds legally available to pay dividends); provided that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate. For purposes of this calculation, with respect to non-cumulative Parity Stock, we will use the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative Parity Stock.

Subject to the foregoing, and not otherwise, such dividends as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid (payable in cash or other property or securities) on any securities, including our common stock and other Junior Stock, from time to time out of funds legally available to pay dividends, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

Redemption

The Mandatory Convertible Preferred Stock will not be redeemable. However, at our option, we may purchase or otherwise acquire (including in an exchange transaction) the Mandatory Convertible Preferred Stock from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a Liquidation Preference in the amount of $100.00 per share of the Mandatory Convertible Preferred Stock (the “Liquidation Preference”), plus an amount equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of indebtedness and other liabilities to our creditors and holders of shares of any class or series of our capital stock ranking senior to the Mandatory Convertible Preferred Stock as to distribution rights upon our liquidation, winding up or dissolution and before any payment or distribution is made to holders of any class or series of our capital stock ranking junior to the Mandatory Convertible Preferred Stock as to distribution rights upon our liquidation, winding up or dissolution (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (1) the Liquidation Preference, plus an amount equal to accumulated and unpaid dividends, whether or not declared, to, but excluding, the date fixed for such liquidation, winding-up or dissolution, on the shares of Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends, whether or not declared, to, but excluding, the date fixed for such liquidation, winding-up or dissolution, on the shares of all Parity Stock are not paid in full, all holders of the Mandatory Convertible Preferred Stock and all holders of any such Parity Stock will share equally and ratably in any distribution of our assets in proportion to their respective liquidation preferences and amounts equal to accumulated and unpaid dividends (if any) to which they are entitled. After payment of the full amount of the Liquidation Preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets.

Neither the sale, lease nor exchange of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Our Certificate of Incorporation, including the Certificate of Designations, will not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Mandatory Convertible Preferred Stock will not have voting rights other than those described below, except as specifically required by Delaware law or by our Certificate of Incorporation from time to time.

Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the Initial Issue Date and ending on, but excluding, July 1, 2021), whether or not for consecutive dividend periods (a “Nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of record of such shares of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of record of any and all other series of Voting Preferred Stock (as defined below) then outstanding, will be entitled, at our next annual meeting of stockholders or at a special meeting of stockholders as provided below, to vote for the election of a total of two additional members of our board of directors (the “Preferred Stock Directors”); provided that the election of any such Preferred Stock Directors will not cause us to violate the corporate governance requirements of The Nasdaq Global Select Market (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; provided further that our board of directors shall, at no time, include more than two Preferred Stock Directors.

In the event of a Nonpayment, the holders of record of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors (provided, however, to the extent permitted by our Amended and Restated Bylaws, if our next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors will be included in the agenda for, and will be held at, such scheduled annual or special meeting of stockholders). The Preferred Stock Directors will stand for reelection annually, at each subsequent annual meeting of the stockholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect Preferred Stock Directors, the holders of record of a majority of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of record of a majority of such shares of the Mandatory Convertible Preferred Stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors.

As used in this prospectus supplement, “Voting Preferred Stock” means any other class or series of our Parity Stock upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.

If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full (a “Nonpayment Remedy”), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the holders of the Mandatory Convertible Preferred Stock and all other holders of Voting Preferred Stock have terminated, the term of office of each Preferred Stock Director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any Preferred Stock Director may be removed at any time, with or without cause, by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Stock Director being removed or if no Preferred Stock Director remains in office, such vacancy may be filled by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the election of any such Preferred Stock Directors will not cause us to violate the corporate governance requirements of The Nasdaq Global Select Market (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The Preferred Stock Directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

So long as any shares of Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding shares of Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at an annual or special meeting of such stockholders:

•	amend or alter the provisions of our Certificate of Incorporation so as to authorize or create, or increase the authorized amount of, any Senior Stock;

•

amend, alter or repeal the provisions of our Certificate of Incorporation or the Certificate of Designations with respect to the Mandatory Convertible Preferred Stock so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or

•

consummate a binding share exchange or reclassification involving the shares of Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless, in each case: (i) the shares of Mandatory Convertible Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) such Mandatory Convertible Preferred Stock remaining outstanding or such preference securities, as the case may be, have such special rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the special rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation;

provided, however, that in the event that a transaction would trigger voting rights under both the second and third bullet point above, the third bullet point will govern; provided, further, however, that:

•	any increase in the amount of our authorized but unissued shares of preferred stock;

•	any increase in the amount of authorized or issued shares of Mandatory Convertible Preferred Stock; and

•

the creation and issuance, or an increase in the authorized or issued amount, of any other series of Parity Stock or any class or series of our capital stock ranking junior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding up or dissolution, will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of holders of the Mandatory Convertible Preferred Stock.

Our Certificate of Incorporation and Delaware law permit us, without the approval of any of our stockholders (including any holders of the Mandatory Convertible Preferred Stock), to establish and issue a new series of preferred stock ranking equally with or junior to the Mandatory Convertible Preferred Stock, which may dilute the voting and other interests of holders of Mandatory Convertible Preferred Stock.

If any amendment, alteration, repeal, binding share exchange, reclassification, merger or consolidation described above would adversely affect the special rights, preferences, privileges or voting powers of one or more but not all series of Voting Preferred Stock (including the Mandatory Convertible Preferred Stock for this purpose), then only the series of Voting Preferred Stock the special rights, preferences, privileges or voting powers of which are adversely affected and entitled to vote, shall vote as a class in lieu of all series of Voting Preferred Stock.

Without the consent of the holders of the Mandatory Convertible Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and limitations and restrictions thereof, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock:

•

to cure any ambiguity, omission or mistake, or to correct or supplement any provision contained in the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in such Certificate of Designations;

•

to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of our Certificate of Incorporation or the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock; or

•	to waive any of our rights with respect thereto.

Without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock to (i) conform the terms of the Mandatory Convertible Preferred Stock to the description thereof in the accompanying prospectus as supplemented and/or amended by this “Description of Mandatory Convertible Preferred Stock” section of the preliminary prospectus supplement for the Mandatory Convertible Preferred Stock, as supplemented by the related pricing term sheet or (ii) amend the Certificate of Designations for the Mandatory Convertible Preferred Stock in connection with a Reorganization Event to the extent required pursuant to the provisions below under the heading “—Recapitalization, Reclassifications and Changes of Our Class B Common Stock.”

Mandatory Conversion

Each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the Mandatory Conversion Date (as defined below), into a number of shares of our Class B common stock equal to the conversion rate described below.

The conversion rate, which is the number of shares of our Class B common stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (excluding any shares of our Class B common stock issued in respect of accrued and unpaid dividends, as described below), will be as follows:

•

if the Applicable Market Value of our Class B common stock is greater than the Threshold Appreciation Price, which is approximately $99.87, then the conversion rate will be 1.0013 shares of our Class B common stock per share of Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

•

if the Applicable Market Value of our Class B common stock is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, which is approximately $85.00, then the conversion rate will be equal to $100.00 divided by the Applicable Market Value of our Class B common stock, rounded to the nearest ten-thousandth of a share; or

•

if the Applicable Market Value of our Class B common stock is less than the Initial Price, then the conversion rate will be 1.1765 shares of our Class B common stock per share of Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”).

We refer to the Minimum Conversion Rate and the Maximum Conversion Rate collectively as the “Fixed Conversion Rates.” The “Threshold Appreciation Price” is calculated by dividing $100.00 by the Minimum Conversion Rate, and represents an approximately 17.5% appreciation over the Initial Price. The “Initial Price” is calculated by dividing $100.00 by the Maximum Conversion Rate of 1.1765 shares of Class B common stock, and initially is approximately equal to the per share public offering price of our Class B common stock in the Concurrent Offering. The Fixed Conversion Rates are subject to adjustment as described in “—Anti-dilution Adjustments” below.

If we declare a dividend on the Mandatory Convertible Preferred Stock for the dividend period ending on, but excluding, April 1, 2024, we will pay such dividend to the holders of record as of the immediately preceding Regular Record Date, as described above under “—Dividends.” If on or prior to April 1, 2024 we have not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred

Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our Class B common stock equal to:

•	the amount of such accumulated and unpaid dividends that have not been declared (the “Mandatory Conversion Additional Conversion Amount”), divided by

•	the greater of (i) the Floor Price and (ii) 97% of the Average Price (calculated using April 1, 2024 as the applicable Dividend Payment Date).

To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of the number of additional shares and 97% of the Average Price, we will, to the extent we are able to do so under applicable Delaware law, declare and pay such excess amount in cash (computed to the nearest cent) pro rata per share to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by the terms of any of our and our subsidiaries’ then-existing indebtedness. To the extent that we are not able to pay such excess amount in cash under applicable Delaware law, we will not have any obligation to pay such amount in cash or deliver additional shares of our Class B common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

Hypothetical Conversion Values Upon Mandatory Conversion

For illustrative purposes only, the following table shows the number of shares of our Class B common stock that a holder of the Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of Mandatory Convertible Preferred Stock at various Applicable Market Values for our Class B common stock. The table assumes that there will be no conversion adjustments as described below in “—Anti-dilution Adjustments” and that dividends on the Mandatory Convertible Preferred Stock will be declared and paid in cash (and not in additional shares of our Class B common stock). The actual Applicable Market Value of our Class B common stock may differ from those set forth in the table below. Given an Initial Price of approximately $85.00 and a Threshold Appreciation Price of approximately $99.87, a holder of Mandatory Convertible Preferred Stock would receive on the Mandatory Conversion Date the number of shares of our Class B common stock per share of Mandatory Convertible Preferred Stock set forth below, subject to the provisions described below with respect to any fractional share of our Class B common stock:

Assumed Applicable Market Value of our Class B Common Stock	Number of Shares of our Class B Common Stock to be Received Upon Mandatory Conversion	Assumed Conversion Value (Calculated as Applicable Market Value Multiplied by the Number of Shares of our Class B Common Stock to be Received Upon Mandatory Conversion
$50.00	1.1765	$58.83
$75.00	1.1765	$88.24
$85.00	1.1765	$100.00
$92.50	1.0811	$100.00
$99.88	1.0013	$100.00
$110.00	1.0013	$110.14
$135.00	1.0013	$135.18
$175.00	1.0013	$175.23
$225.00	1.0013	$225.29
$275.00	1.0013	$275.36
$350.00	1.0013	$350.46

Accordingly, assuming that the market price of our Class B common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our Class B common stock, the aggregate market value of our Class B common stock you receive upon mandatory conversion of a share of Mandatory Convertible

Preferred Stock (excluding any shares of our Class B common stock you receive in respect of accrued and unpaid dividends) will be:

•	greater than the $100.00 liquidation preference of the share of Mandatory Convertible Preferred Stock, if the Applicable Market Value is greater than the Threshold Appreciation Price;

•

equal to the $100.00 liquidation preference of the share of Mandatory Convertible Preferred Stock, if the Applicable Market Value is less than or equal to the Threshold Appreciation Price and greater than or equal to the Initial Price; and

•	less than the $100.00 liquidation preference of the share of Mandatory Convertible Preferred Stock, if the Applicable Market Value is less than the Initial Price.

Definitions

“Applicable Market Value” means the Average VWAP per share of our Class B common stock over the Settlement Period.

“Settlement Period” means the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day immediately preceding April 1, 2024.

“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be April 1, 2024. If the Mandatory Conversion Date occurs after April 1, 2024 (whether because a Scheduled Trading Day during the Settlement Period is not a Trading Day due to the occurrence of a Market Disruption Event or otherwise), no interest or other amounts will accrue as a result of such postponement.

A “Trading Day” means a day on which:

•	there is no Market Disruption Event; and

•	trading in our common stock generally occurs on the Relevant Stock Exchange;

provided, that if our common stock is not listed or admitted for trading, “Trading Day” means a “Business Day.”

A “Scheduled Trading Day” is any day that is scheduled to be a Trading Day.

“Market Disruption Event” means:

•	a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

•

the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for our Class B common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in our Class B common stock.

“Relevant Stock Exchange” means The Nasdaq Global Select Market or, if our Class B common stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our Class B common stock is then listed or, if our Class B common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Class B common stock is then listed or admitted for trading.

“VWAP” per share of our Class B common stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “VIAC <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day, taking into account any adjustments made to reported trades at or prior to 4:10 p.m., New York time, but excluding any after-market trades (or if such volume-weighted average price is not available or is manifestly erroneous, the market value per share of our Class B common stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose, which may include any of the underwriters for this offering). The “Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in such period.

Early Conversion at the Option of the Holder

Other than during a Fundamental Change Conversion Period (as defined below in “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), holders of shares of Mandatory Convertible Preferred Stock will have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to April 1, 2024 (any such conversion, an “Early Conversion”), into shares of our Class B common stock at the Minimum Conversion Rate of shares of our Class B common stock per share of Mandatory Convertible Preferred Stock, subject to adjustments as described in “—Anti-dilution Adjustments” below.

If, as of the conversion date (as defined below under “—Conversion Procedures—Upon Early Conversion or Upon a Conversion in Connection with a Fundamental Change”) of any Early Conversion (the “Early Conversion Date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before the Dividend Payment Date immediately prior to such Early Conversion Date, the conversion rate for such Early Conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our Class B common stock equal to:

•

such amount of accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock that have not been declared for such prior full dividend periods (the “Early Conversion Additional Conversion Amount”), divided by

•

the greater of (i) the Floor Price and (ii) the Average VWAP per share of our Class B common stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (the “Early Conversion Average Price”).

To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares of Class B common stock and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or deliver shares of our Class B common stock in respect of such shortfall.

Except as described above, upon any Early Conversion of any Mandatory Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on such Dividend Payment Date to the holder of record of the converted shares of the Mandatory Convertible Preferred Stock as of such Regular Record Date, as described under “—Dividends.”

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount

General

If a “Fundamental Change” (as defined below) occurs on or prior to April 1, 2024, holders of the Mandatory Convertible Preferred Stock will have the right (the “Fundamental Change Conversion Right”) during the Fundamental Change Conversion Period (as defined below) to:

(i)

convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), into shares of our Class B common stock (or, to the extent applicable, Units of Exchange Property as described below) at the conversion rate specified in the table below (the “Fundamental Change Conversion Rate”);

(ii)	with respect to such converted shares, receive a Fundamental Change Dividend Make-whole Amount (as defined below) payable in cash or shares of our Class B common stock; and

(iii)	with respect to such converted shares, receive the Accumulated Dividend Amount (as defined below) payable in cash or shares of our Class B common stock,

subject in the case of clauses (ii) and (iii) to certain limitations with respect to the number of shares of our Class B common stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the Fundamental Change Effective Date (as defined below) or the Fundamental Change Conversion Date (as defined below) falls after the Regular Record Date for a declared dividend and prior to the next Dividend Payment Date, such dividend will be paid on such Dividend Payment Date to the holders of record as of such Regular Record Date, as described under “—Dividends” and will not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount will not include the present value of the payment of such dividend.

To exercise this Fundamental Change Conversion Right, holders must submit their shares of the Mandatory Convertible Preferred Stock for conversion at any time during the period, which we call the “Fundamental Change Conversion Period,” beginning on, and including, the Fundamental Change Effective Date and ending at the close of business on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if later, the date that is 20 calendar days after the date of notice of such Fundamental Change), but in no event later than April 1, 2024. Holders of the Mandatory Convertible Preferred Stock that submit the shares for conversion during the Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right. Holders of the Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-whole Amount or the relevant Accumulated Dividend Amount. The “Fundamental Change Conversion Date” refers to the conversion date (as defined below under “—Conversion Procedures—Upon Early Conversion or Upon a Conversion in Connection with a Fundamental Change”) during the Fundamental Change Conversion Period.

We will notify holders of the Fundamental Change Effective Date as soon as reasonably practicable and in any event no later than the second Business Day immediately following the Fundamental Change Effective Date.

A “Fundamental Change” will be deemed to have occurred, at any time after the Initial Issue Date of the Mandatory Convertible Preferred Stock, if any of the following occurs:

(i)

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us, any of our wholly-owned subsidiaries, any of our or our wholly owned subsidiaries’ employee benefit plans, or the Redstone Family Members (as defined below), has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of our capital stock;

(ii)

the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of us or binding share exchange pursuant to which our common stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries taken as a whole, to any person other than one or more of our wholly-owned subsidiaries; or

(iii)

our Class B common stock (or other common equity underlying the Mandatory Convertible Preferred Stock) ceases to be listed or quoted for trading on any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or another U.S. national securities exchange or any of their respective successors).

However, a transaction or transactions described in clause (i) or clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of our Class B common stock, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, (or another U.S. national securities exchange or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property.

“Redstone Family Members” includes only the following persons: (i) the estate of Mr. Sumner Redstone; (ii) each descendant of Mr. Redstone or former spouse of Mr. Redstone and their respective estates, guardians, conservators or committees; (iii) any former spouse of Mr. Redstone; (iv) each “Family Controlled Entity” (as defined below); and (v) the trustees, in their respective capacities as such, of each “Family Controlled Trust” (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if more than 50% of its board of directors is composed of Redstone Family Members; (ii) any other corporation if more than 50% of the value of its outstanding equity is owned by Redstone Family Members; (iii) any partnership if more than 50% of the value of its partnership interests is owned by Redstone Family Members; and (iv) any limited liability or similar company if more than 50% of the value of the company is owned by Redstone Family Members. The term “Family Controlled Trust” includes certain trusts existing on March 23, 2021 and any other trusts the primary beneficiaries of which are Redstone Family Members, spouses of Redstone Family Members and/or charitable organizations, provided that if the trust is a wholly charitable trust, more than 50% of the trustees of such trust consist of Redstone Family Members.

Fundamental Change Conversion Rate

The Fundamental Change Conversion Rate will be determined by reference to the table below and is based on the effective date of the Fundamental Change (the “Fundamental Change Effective Date”) and the price (the “Fundamental Change Share Price”) paid (or deemed paid) per share of our Class B common stock in such Fundamental Change. If all holders of our Class B common stock receive only cash in exchange for their Class B common stock in the Fundamental Change, the Fundamental Change Share Price shall be the cash amount paid per share of Class B common stock. Otherwise, the Fundamental Change Share Price shall be the Average VWAP per share of our Class B common stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Fundamental Change Effective Date.

The Fundamental Change Share Prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are

adjusted. The adjusted Fundamental Change Share Prices will equal (i) the Fundamental Change Share Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Share Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table below will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in “—Anti-dilution Adjustments.”

The following table sets forth the Fundamental Change Conversion Rate per share of the Mandatory Convertible Preferred Stock for each Fundamental Change Share Price and Fundamental Change Effective Date set forth below:

	Fundamental Change Share Price
Fundamental Change Effective Date	$50.00	$75.00	$85.00	$92.50	$99.88	$110.00	$135.00	$175.00	$225.00	$275.00	$350.00
March 26, 2021	1.0704	1.0254	1.0122	1.0039	0.9970	0.9891	0.9758	0.9650	0.9596	0.9574	0.9562
April 1, 2022	1.1021	1.0515	1.0352	1.0249	1.0162	1.0064	0.9903	0.9785	0.9734	0.9718	0.9711
April 1, 2023	1.1424	1.0867	1.0638	1.0488	1.0362	1.0222	1.0014	0.9898	0.9868	0.9863	0.9861
April 1, 2024	1.1765	1.1765	1.1765	1.0811	1.0013	1.0013	1.0013	1.0013	1.0013	1.0013	1.0013

The exact Fundamental Change Share Price and Fundamental Change Effective Date may not be set forth in the table, in which case:

•

if the Fundamental Change Share Price is between two Fundamental Change Share Price amounts in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•

if the Fundamental Change Share Price is in excess of $350.00 per share (subject to adjustment in the same manner as the Fundamental Change Share Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•

if the Fundamental Change Share Price is less than $50.00 per share (subject to adjustment in the same manner as the Fundamental Change Share Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount

For any shares of Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the Class B common stock issued upon conversion at the Fundamental Change Conversion Rate, we will at our option (subject to satisfaction of the requirements described below):

(a)

pay in cash (computed to the nearest cent), to the extent we are legally permitted to do so, the present value, computed using a discount rate of 1.44% per annum, of all dividend payments on the Mandatory Convertible Preferred Stock (excluding any Accumulated Dividend Amount) for (i) the partial dividend period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next Dividend Payment Date and (ii) all the remaining full dividend periods from, and including, the Dividend Payment Date following the Fundamental Change Effective Date to, but excluding, April 1, 2024 (the “Fundamental Change Dividend Make-whole Amount”);

(b)

increase the number of shares of our Class B common stock (or, to the extent applicable, Units of Exchange Property as described below) to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price; or

(c)

pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and shares of our Class B common stock (or, to the extent applicable, Units of Exchange Property as described below) in accordance with the provisions of clauses (a) and (b) above.

In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date and subject to the limitations described below, holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount upon conversion. As used herein, the term “Accumulated Dividend Amount” means, in connection with a Fundamental Change, the aggregate amount of accumulated and unpaid dividends, if any, for dividend periods prior to the relevant Fundamental Change Effective Date, including for the partial dividend period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date. The Accumulated Dividend Amount will be payable at our election (subject to satisfaction of the requirements described below):

•	in cash (computed to the nearest cent), to the extent we are legally permitted to do so,

•

in an additional number of shares of our Class B common stock (or, to the extent applicable, Units of Exchange Property as described below) equal to (x) the Accumulated Dividend Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price, or

•

through any combination of cash and shares of our Class B common stock (or, to the extent applicable, Units of Exchange Property as described below) in accordance with the provisions of the preceding two bullets.

We will pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent we elect on or prior to the second Business Day following the Fundamental Change Effective Date to make all or any portion of such payments in shares of our Class B common stock (or, to the extent applicable, Units of Exchange Property as described below). Any such payment in cash may not be permitted by the terms of any of our and our subsidiaries’ then-existing indebtedness.

If we elect to deliver shares of our Class B common stock (or, to the extent applicable, Units of Exchange Property as described below) in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount (or, if applicable, the dollar amount of any portion thereof paid in Class B common stock (or, to the extent applicable, Units of Exchange Property as described below)) exceeds the product of the number of additional shares of our Class B common stock we deliver in respect thereof and 97% of the Fundamental Change Share Price, we will, if we are able to do so under applicable Delaware law, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by the terms of any of our and our subsidiaries’ then-existing indebtedness. To the extent that we are not able to pay such excess amount in cash under applicable Delaware law, we will not have any obligation to pay such amount in cash or deliver additional shares of our Class B common stock in respect of such amount.

No fractional shares of our Class B common stock (or, to the extent applicable, Units of Exchange Property as described below) will be delivered to converting holders of the Mandatory Convertible Preferred Stock in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. We will instead, to the extent legally permissible and in compliance with the terms of any of our and our subsidiaries’ then-existing indebtedness, pay a cash adjustment (computed to the nearest cent) to each converting holder that would otherwise be entitled to a fraction of a share of our Class B common stock (or, to the extent applicable, Units of Exchange Property as described below) based on the Average VWAP per share of our Class B common stock (or, to the extent applicable, Units of Exchange Property as described below) over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the relevant conversion date. In the event that we cannot pay cash in lieu of a fractional share, we will instead round up to the nearest whole share for each holder. The terms of any of our and our subsidiaries’ then-existing indebtedness may not permit the payment of a cash amount in lieu of a fractional share.

However, if we are prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-whole Amount (whether in cash or in shares of our Class B common stock), in whole or in part, due to the limitations of applicable Delaware law, the Fundamental Change Conversion Rate will instead be increased by a number of shares of Class B common stock equal to the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount exceeds the product of such number of additional shares and 97% of the Fundamental Change Share Price, we will not have any obligation to pay the shortfall in cash or deliver additional shares of our Class B common stock in respect of such amount.

As soon as reasonably practical and in any event not later than the second Business Day following the Fundamental Change Effective Date, we will notify holders of:

•	the Fundamental Change Conversion Rate;

•

the Fundamental Change Dividend Make-whole Amount and whether we will pay such amount in cash, shares of our Class B common stock (or, to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable; and

•

the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether we will pay such amount in cash, shares of our Class B common stock (or, to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable.

Our obligation to deliver shares at the Fundamental Change Conversion Rate and pay the Fundamental Change Dividend Make-whole Amount (whether in cash, our Class B common stock (or, to the extent applicable, Units of Exchange Property as described below) or any combination thereof) could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.

Conversion Procedures

Upon Mandatory Conversion

Any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into shares of Class B common stock on the Mandatory Conversion Date.

If more than one share of the Mandatory Convertible Preferred Stock held by the same holder is automatically converted on the Mandatory Conversion Date, the number of shares of our Class B common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so converted (or, in the case of Mandatory Convertible Preferred Stock held through the facilities of DTC, based on such aggregate number of shares of the Mandatory Convertible Preferred Stock so converted as may be required by DTC or its nominee pursuant to DTC’s applicable procedures).

You will not be required to pay any transfer taxes or duties relating to the issuance or delivery of our Class B common stock upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Class B common stock in a name other than your own.

So long as the shares of the Mandatory Convertible Preferred Stock being converted are in global form, the shares of Class B common stock issuable upon conversion will be delivered to the converting holder through the facilities of DTC, in each case together with delivery by the Company to the converting holder of any cash to which the converting holder is entitled, on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after the converting holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of our Class B common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the Mandatory Conversion Date. Except as provided in “—Anti-dilution Adjustments,” prior to the close of business on the Mandatory Conversion Date, the Class B common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights, powers, preferences or privileges with respect to such Class B common stock, including rights to respond to tender offers and rights to receive any dividends or other distributions on the Class B common stock, issuable in respect thereof by virtue of holding the Mandatory Convertible Preferred Stock.

Upon Early Conversion or Upon a Conversion in Connection with a Fundamental Change

If a holder elects to convert the Mandatory Convertible Preferred Stock prior to April 1, 2024, in the manner described in “—Early Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” you must observe the following conversion procedures:

•

if such holder holds a beneficial interest in a global share of Mandatory Convertible Preferred Stock, such holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program; and

•	if such holder holds shares of the Mandatory Convertible Preferred Stock in certificated form, such holder must comply with certain procedures set forth in the Certificate of Designations.

The “conversion date” will be the date on which you have satisfied the foregoing requirements, to the extent applicable.

If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of shares of our Class B common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered (or, in the case of Mandatory Convertible Preferred Stock held through the facilities of DTC, based on such aggregate number of shares of the Mandatory Convertible Preferred Stock so converted as may be required by DTC or its nominee pursuant to DTC’s applicable procedures).

You will not be required to pay any taxes or duties relating to the issuance or delivery of our Class B common stock upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Class B common stock in a name other than your own.

So long as the shares of the Mandatory Convertible Preferred Stock being converted are in global form, the shares of Class B common stock will be issued and delivered to the converting holder through the facilities of DTC on the latest of (i) the second Business Day immediately succeeding the conversion date, (ii) the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period and (iii) the Business Day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the Class B common stock issuable upon early conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable Early Conversion Date or Fundamental Change Conversion Date. Except as provided in “—Anti-dilution Adjustments,” prior to the close of business on the applicable Early Conversion Date or Fundamental Change Conversion Date, the Class B common stock issuable upon early conversion of the

Mandatory Convertible Preferred Stock will not be outstanding, or deemed to be outstanding, for any purpose and you will have no rights, powers, preferences or privileges with respect to such Class B common stock, including rights to respond to tender offers and rights to receive any dividends or other distributions on the Class B common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Fractional Shares

No fractional shares of our Class B common stock will be issued to holders of the Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of our Class B common stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP of our Class B common stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the relevant conversion date. In the event that we cannot pay cash in lieu of a fractional share, we will instead round up to the nearest whole share of Class B common stock for each holder. The terms of any of our and our subsidiaries’ then-existing indebtedness may not permit the payment of a cash amount in lieu of a fractional share.

Anti-dilution Adjustments

Each Fixed Conversion Rate will be adjusted as described below, except that we will not make any adjustments to the Fixed Conversion Rates if holders of the Mandatory Convertible Preferred Stock participate (other than in the case of a share split or share combination or a tender or exchange offer described in clause (5) below), at the same time and upon the same terms as holders of our Class B common stock and solely as a result of holding the Mandatory Convertible Preferred Stock, in any of the transactions described below and without having to convert their Mandatory Convertible Preferred Stock as if they held a number of shares of Class B common stock equal to (i) the Maximum Conversion Rate as of the record date for such transaction, multiplied by (ii) the number of shares of Mandatory Convertible Preferred Stock held by such holder.

(1)

If we exclusively issue shares of our Class B common stock as a dividend or distribution on shares of our Class B common stock, or if we effect a share split or share combination, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the close of business on the record date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	such Fixed Conversion Rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as applicable;

OS0	=	the number of shares of our Class B common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of our Class B common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a duly authorized committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our Class B common stock outstanding immediately prior to the close of business on the relevant record date or immediately prior to the open of business on the relevant effective date, as the case may be, and the number of shares of our Class B common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that we hold in treasury. We will not pay any dividend or make any distribution on shares of our Class B common stock that we hold in treasury.

“Effective date” as used in this clause (1) means the first date on which the shares of our Class B common stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our Class B common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our Class B common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our Class B common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

(2)

If we issue to all or substantially all holders of our Class B common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our Class B common stock at a price per share that is less than the Average VWAP per share of our Class B common stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	OS0 + x
OS0 + Y

where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such issuance;

CR1	=	such Fixed Conversion Rate in effect immediately after the close of business on such record date;

OS0	=	the number of shares of our Class B common stock outstanding immediately prior to the close of business on such record date;

X	=	the total number of shares of our Class B common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our Class B common stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per share of our Class B common stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Class B common stock are not delivered after the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class B common stock actually delivered, if any. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a duly authorized committee thereof determines not to issue such rights, options or warrants, to such Fixed Conversion Rate that would then be in effect if such record date for such issuance had not occurred.

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders of our Class B common stock to subscribe for or purchase shares of our Class B common stock at less than such Average VWAP per share for the ten consecutive trading day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of our Class B common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a duly authorized committee thereof in good faith.

(3)

If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our Class B common stock, excluding:

•	dividends, distributions or issuances as to which the provisions set forth in clause (1) or (2) shall apply;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•

any dividends and distributions upon conversion of, or in exchange for, our Class B common stock in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the consideration due upon conversion as described below under “—Recapitalizations, Reclassifications and Changes of Our Class B Common Stock”;

•	except as otherwise described below, rights issued pursuant to a stockholder rights plan adopted by us; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply; then each Fixed Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 – FMV

where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

CR1	=	such Fixed Conversion Rate in effect immediately after the close of business on such record date;

SP0	=	the Average VWAP per share of our Class B common stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date (as defined below) for such distribution; and

FMV	=	the fair market value (as determined by our board of directors or a duly authorized committee thereof in good faith) of the shares of capital stock, evidences of indebtedness, assets, property,

rights, options or warrants so distributed, expressed as an amount per share of our Class B common stock on the ex-date for such distribution.

“Ex-date” means the first date on which the shares of our Class B common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our Class B common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

Any increase made under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a duly authorized committee thereof determines not to pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive, in respect of each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of our Class B common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of Class B common stock equal to the Maximum Conversion Rate in effect on the record date for the distribution.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the Fixed Conversion Rates pursuant to the foregoing in this clause (3) until the earliest of these triggering events occurs; and

•

we will readjust the Fixed Conversion Rates to the extent any of these rights, options or warrants are not exercised before they expire; provided that the rights, options or warrants trade together with our Class B common stock and will be issued in respect of future issuances of the shares of our Class B common stock.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our Class B common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” each Fixed Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the open of business on the ex-date for the spin-off;

CR1	=	such Fixed Conversion Rate in effect immediately after the open of business on the ex-date for the spin-off;

FMV0	=	the Average VWAP per share of the capital stock or similar equity interest distributed to holders of our Class B common stock applicable to one share of our Class B common stock over the ten consecutive Trading Day period commencing on, and including, the ex-date for the spin-off, or the “valuation period”; and

MP0	=	the Average VWAP per share of our Class B common stock over the valuation period.

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated as of the close of business on the last Trading Day of the valuation period but will be given retroactive effect as of immediately after the open of business on the ex-date of the spin-off. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of our Class B common stock issuable to a holder occurs during the valuation period until the second Business Day after the last Trading Day of such valuation period. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our board of directors or a duly authorized committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(4)

If any cash dividend or distribution is made to all or substantially all holders of our Class B common stock other than a regular, quarterly cash dividend or distributions of up to $0.24 per share of Class B common stock (the “Initial Dividend Threshold”), each Fixed Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0 – T
SP0 – C

where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1	=	such Fixed Conversion Rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0	=	the Average VWAP per share of our Class B common stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date for such dividend or distribution;

T	=	the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero; and

C	=	the amount in cash per share we distribute to all or substantially all holders of our Class B common stock.

The Initial Dividend Threshold will be subject to adjustment in a manner inversely proportional to adjustments to the Fixed Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the Fixed Conversion Rate under this clause (4).

Any increase made under this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our board of directors or a duly authorized committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive, in respect of each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of shares of our Class B common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our Class B common stock equal to the Maximum Conversion Rate on the record date for such cash dividend or distribution.

(5)

If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our Class B common stock, to the extent that the cash and value of any other consideration included in the payment per share of Class B common stock exceeds the Average VWAP per share of our Class B common stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), each Fixed Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the close of business on the expiration date;

CR1	=	such Fixed Conversion Rate in effect immediately after the close of business on the expiration date;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors or a duly authorized committee thereof in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of our Class B common stock outstanding immediately prior to the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our Class B common stock outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the Average VWAP of our Class B common stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date (the “averaging period”).

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated at the close of business on the last Trading Day of the averaging period but will be given retroactive effect as of immediately after the close of business on the expiration date. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of our Class B common stock issuable to a holder occurs during the averaging period until the second Business Day after the last Trading Day of such averaging period. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in any Fixed Conversion Rate.

In the event that we or one of our subsidiaries is obligated to purchase shares of Class B common stock pursuant to any such tender offer or exchange offer, but we or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall again be adjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made (or had been made only in respect of the purchases that have been made and not rescinded).

We may, to the extent permitted by law and the rules of The Nasdaq Global Select Market or any other securities exchange on which our Class B common stock or the Mandatory Convertible Preferred Stock is then listed, increase each Fixed Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and our board of directors (or a duly authorized committee thereof) determines that such increase would be in our best interest. In addition, we may make such increases in each Fixed Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our Class B common stock resulting from any dividend or distribution of shares of our Class B common stock (or issuance of rights or warrants to acquire shares of our Class B common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each Fixed Conversion Rate.

Holders of the Mandatory Convertible Preferred Stock may, in certain circumstances, including a distribution of cash dividends to holders of our shares of Class B common stock, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend as a result of an adjustment or the nonoccurrence of an adjustment to the Fixed Conversion Rates. See “Material U.S. Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the Mandatory Convertible Preferred Stock into Class B common stock, you will receive, in addition to any shares of Class B common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of Class B common stock in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our Class B common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not currently have a stockholder rights plan in effect.

Adjustments to the Fixed Conversion Rates will be calculated to the nearest 1/10,000th of a share of our Class B common stock. No adjustment to any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% to each of the Fixed Conversion Rates; provided, however, that if an adjustment is not made because the adjustment does not change each of the Fixed Conversion Rates by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of shares of our Class B common stock issuable to a holder upon any conversion of the Mandatory Convertible Preferred Stock, and on each Trading Day during the Settlement Period or any other valuation period in connection with a conversion of the Mandatory Convertible Preferred Stock, we will give effect to all adjustments that we have otherwise deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

The Fixed Conversion Rates will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

•

upon the issuance of any shares of our common stock or options, restricted share units, performance share units, rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Mandatory Convertible Preferred Stock was first issued (other than in respect of any rights plan);

•	for a change in the par value of our common stock;

•	for sales of our common stock for cash, other than in a transaction described in clause (2) or clause (3) above;

•

for stock repurchases that are not tender or exchange offers referred to in clause (5) of the adjustments above, including structured or derivative transactions or pursuant to a stock repurchase program approved by our board of directors; or

•

for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described above under “—Mandatory Conversion,” “—Early Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

Except as otherwise provided above, we will be responsible for making all calculations called for under the Mandatory Convertible Preferred Stock. These calculations include, but are not limited to, determinations of the Fundamental Change Share Price, the VWAPs, the Average VWAPs and the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock.

We will be required, within ten Business Days after the Fixed Conversion Rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the Mandatory Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth each adjusted Fixed Conversion Rate.

For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportionate adjustment will be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $100.00 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $100.00 divided by the Minimum Conversion Rate (as adjusted in the manner described herein).

Whenever the terms of the Mandatory Convertible Preferred Stock require us to calculate the VWAP per share of our Class B common stock over a span of multiple days, our board of directors or a duly authorized committee thereof will make appropriate adjustments in good faith (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Fundamental Change Share Price and the Average Price (as the case may be)) to account for any adjustments to the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the record date, ex-date, effective date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•

the record date for a dividend or distribution on shares of our Class B common stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

•

that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the Mandatory Convertible Preferred Stock had such record date occurred on or before the last Trading Day of such 20-Trading Day period, then we will deem the holders of the Mandatory Convertible Preferred Stock to be holders of record of our Class B common stock for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on our Class B common stock together with the number of shares of our Class B common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes of Our Class B Common Stock

In the event of:

•	any consolidation or merger of us with or into another person;

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our Class B common stock into securities (other than a share split or share combination), including securities other than our Class B common stock; or

•

any statutory exchange of our securities with another person (other than in connection with a merger or acquisition), in each case, as a result of which our Class B common stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into Class B common stock immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of Exchange Property that a holder of one share of Class B common stock is entitled to receive), and, at the effective time of such Reorganization Event, we shall amend the Certificate of Designations without the consent of any of the holders of the Mandatory Convertible Preferred Stock to provide for such change in the convertibility of the Mandatory Convertible Preferred Stock. If the transaction causes our Class B common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Exchange Property into which the Mandatory Convertible Preferred Stock will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our Class B common stock in such Reorganization Event.

The number of Units of Exchange Property we will deliver upon conversion of each share of Mandatory Convertible Preferred Stock or as a payment of dividends on the Mandatory Convertible Preferred Stock, as applicable, following the effective date of such Reorganization Event will be determined as if references to our Class B common stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder or conversion at the option of the holder upon a Fundamental Change and/or the description of the relevant dividend payment provisions, as the case may be, were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the Mandatory Convertible Preferred Stock become holders of record of the underlying shares of our Class B common stock). For the purpose of determining which bullet of the definition of conversion rate in the second paragraph under “—Mandatory Conversion” will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a Unit of Exchange Property will be determined in good faith by our board of directors or a duly authorized committee thereof (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the 20 consecutive Trading Day period used for calculating the Applicable Market Value of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors or a duly authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The provisions of this paragraph will apply to successive Reorganization Events, and the provisions summarized under “—Anti-dilution Adjustments” will apply to any shares of common equity or ADRs of us or any successor received by the holders of shares of our common stock in any such Reorganization Event. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event provide written notice to the holders of the Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

It is possible that certain consolidations, mergers, combinations or other transactions could result in tax gains or losses to the holders either as a result of the transaction or the conversion thereafter. Holders are encouraged to consult with their own tax advisors regarding the tax consequences of the ownership, disposition and conversion of the Mandatory Convertible Preferred Stock.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued shares of Class B common stock, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, the maximum number of shares of our Class B common stock as shall be issuable from time to time upon the conversion of all the shares of the Mandatory Convertible Preferred Stock then outstanding (assuming, for such purposes, the maximum increase in the conversion rate in connection with the Mandatory Conversion Additional Conversion Amount).

Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent

Equiniti Trust Company is the transfer agent and registrar of our common stock and will serve as transfer agent, registrar, conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

Book-Entry, Delivery and Form

The Mandatory Convertible Preferred Stock will be issued in global form. DTC or its nominee will be the sole registered holder of the Mandatory Convertible Preferred Stock. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the Mandatory Convertible Preferred Stock represented by such global certificate for all purposes under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock. No beneficial owner of an interest in the shares of the Mandatory Convertible Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock.

Payments of dividends on the global certificate representing the shares of the Mandatory Convertible Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the Mandatory Convertible Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate Liquidation Preference of such global certificate representing the shares of the Mandatory Convertible

Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the shares of the Mandatory Convertible Preferred Stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the shares of the Mandatory Convertible Preferred Stock in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities. Beneficial interests in Mandatory Convertible Preferred Stock in global form held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of the material U.S. federal income tax consequences of the purchase, ownership, disposition and conversion of our Mandatory Convertible Preferred Stock and any Class B common stock received in respect of our Mandatory Convertible Preferred Stock. This summary does not purport to be a comprehensive description of all the potential tax considerations that may be relevant to a holder’s decision to purchase our Mandatory Convertible Preferred Stock, including tax consequences that arise from rules of general application to all taxpayers or certain classes of taxpayers. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations (including proposed Treasury regulations) promulgated thereunder, administrative rulings and judicial decisions, each as of the date hereof. These authorities may be changed, or subject to differing interpretations, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the matters discussed below, and there can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership, disposition or conversion of our Mandatory Convertible Preferred Stock or our Class B common stock.

This summary assumes that our Mandatory Convertible Preferred Stock and shares of our Class B common stock will be held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes that may be relevant to holders in light of their particular circumstances, does not discuss the potential application of the Medicare surtax on net investment income and the alternative minimum tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws or any non-U.S. tax consequences. In addition, this discussion does not address all tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations;

•	regulated investment companies or real estate investment trusts;

•	controlled foreign corporations and passive foreign investment companies;

•	dealers or traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	S corporations, partnerships or other pass-through entities or arrangements (or investors therein);

•	certain former citizens or long-term residents of the United States;

•	U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	persons who hold or receive our Mandatory Convertible Preferred Stock or our Class B common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•

persons that hold our Mandatory Convertible Preferred Stock or our Class B common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; and

•	persons that own, actually or constructively, more than 5% of our Mandatory Convertible Preferred Stock or our Class B common stock.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Mandatory Convertible Preferred Stock or our Class B common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for such purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions, or (ii) the trust has a valid election in effect under the applicable U.S. Treasury regulations to be treated as a United States person under the Code.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Mandatory Convertible Preferred Stock or our Class B common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Mandatory Convertible Preferred Stock or our Class B common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the activities of the partnership and the status of the partner. Prospective investors that are partners in partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, disposition and conversion of our Mandatory Convertible Preferred Stock or our Class B common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION (IN THE CASE OF OUR MANDATORY CONVERTIBLE PREFERRED STOCK), AND DISPOSITION OF OUR MANDATORY CONVERTIBLE PREFERRED STOCK OR OUR CLASS B COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Distributions

Distributions in cash paid on our Mandatory Convertible Preferred Stock or our Class B common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. Holders will be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends-received deduction. U.S. Holders should consult their tax advisors regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances. If the amount of a distribution exceeds our current and accumulated earnings and profits, the excess will be allocated ratably among each share of our Mandatory Convertible Preferred Stock or our Class B common stock, as the case may be, and such excess will be treated as a tax-free return of the U.S. Holder’s investment, up to such holder’s tax basis in our Mandatory Convertible Preferred Stock or our Class B common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “—Sale or Other Taxable Disposition.”

If we make a distribution on our Mandatory Convertible Preferred Stock in the form of our Class B common stock, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as cash distributions described above. The amount of such distribution and a U.S. Holder’s tax basis in such Class B common stock will equal the fair market value of such Class B common stock on the distribution date, and a U.S. Holder’s holding period for such Class B common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from shares of Class B common stock or current or subsequent payments of cash to such U.S. Holder. U.S. Holders should consult with their tax advisors regarding the tax consequences of a Class B common stock distribution on our Mandatory Convertible Preferred Stock.

Extraordinary Dividends

A dividend that equals or exceeds certain thresholds (generally 5% of a U.S. Holder’s tax basis in a share of our Mandatory Convertible Preferred Stock or 10% of a U.S. Holder’s tax basis in a share of our Class B common stock, in each case, treating all dividends having ex-dividend dates within an 85-day period as a single dividend) could be characterized as an “extraordinary dividend” under the Code. A corporate U.S. Holder that has held our Mandatory Convertible Preferred Stock or Class B common stock for two years or less before the dividend announcement date and that receives an extraordinary dividend generally will be required to reduce its tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other disposition of our Mandatory Convertible Preferred Stock or Class B common stock and will be treated as described under “—Sale or Other Taxable Disposition” below. A non-corporate U.S. Holder that receives an extraordinary dividend generally will be required to treat any loss on the sale of our Mandatory Convertible Preferred Stock or Class B common stock as long-term capital loss to the extent of the extraordinary dividends the U.S. Holder receives that qualify for taxation at the reduced rates discussed above under “—Distributions.”

Adjustments to Conversion Rate

The conversion rate of our Mandatory Convertible Preferred Stock is subject to adjustment under specified circumstances. A U.S. Holder of our Mandatory Convertible Preferred Stock will be treated as having received a deemed distribution includable in such U.S. Holder’s income in the manner described under “—Distributions,” above, if and to the extent that certain adjustments in the conversion rate increase the proportionate interest of the U.S. Holder in our assets or earnings and profits. In addition, the failure to make certain adjustments on our Mandatory Convertible Preferred Stock may cause a U.S. Holder of our Class B common stock to be deemed to have received a constructive distribution from us, even though the U.S. Holder has not received any cash or property as a result of such adjustments. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of our Mandatory Convertible Preferred Stock generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments in the terms of our Mandatory Convertible Preferred Stock (including, without limitation, adjustments in respect of taxable dividends to our Class B common stockholders) may not qualify as being made pursuant to a bona fide reasonable adjustment formula.

If an adjustment that does not qualify as being pursuant to a bona fide reasonable adjustment formula is made, a U.S. Holder of our Mandatory Convertible Preferred Stock will be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “—Distributions.” Because constructive distributions deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because the U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from payments of cash or shares of Class B common stock payable to the U.S. Holder.

Under rules currently in effect, we are generally required to report the amount of any deemed distributions on our website or to the IRS and to holders of our Mandatory Convertible Preferred Stock not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of constructive distributions as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such constructive distributions. If adopted as proposed, the regulations would generally provide, among other things, that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire Class B common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire Class B common stock (determined immediately after the conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of our Mandatory Convertible Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of our Mandatory Convertible Preferred Stock and withholding agents may rely on them prior to that date under certain circumstances.

Sale or Other Taxable Disposition

Upon the sale or other taxable disposition of our Mandatory Convertible Preferred Stock (other than pursuant to a conversion into Class B common stock described below) or Class B common stock, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s adjusted tax basis in such shares. Gain or loss realized on the sale or other disposition generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other disposition our Mandatory Convertible Preferred Stock or our Class B common stock has been held for more than one year. For non-corporate taxpayers, long-term capital gains are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Mandatory Convertible Preferred Stock into Class B Common Stock

A U.S. Holder generally will not recognize gain or loss upon the conversion of our Mandatory Convertible Preferred Stock into shares of our Class B common stock, except that any cash or Class B common stock received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “—Distributions,” with any Class B common stock received in respect of such dividends treated as if the U.S. Holder had received an amount of cash equal to the fair market value of any such Class B common stock determined as of the date of conversion. In addition, a U.S. Holder’s receipt of cash in lieu of a fractional share of our Class B common stock will generally result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our Class B common stock and the U.S. Holder’s tax basis allocable to the fractional share).

The tax treatment of a U.S. Holder’s receipt of any cash or Class B common stock paid upon conversion in respect of accrued and unpaid dividends that have not been declared, or paid in respect of any Fundamental Change Dividend Make-Whole Amount, is uncertain. In particular, amounts of cash and Class B common stock received in respect of accrued and unpaid dividends that have not been declared may be treated as deemed distributions, as described above under “—Distributions,” to the extent that (i) our Mandatorily Convertible Preferred Stock is treated as preferred stock for purposes of the Treasury regulations addressing deemed distributions and (ii) the fair market value of the cash and Class B common stock received upon conversion exceeds the issue price paid by the U.S. Holder for the Mandatory Convertible Preferred Stock surrendered. Although not free from doubt, we believe the receipt of such cash or Class B common stock in respect of such amounts should be treated as additional consideration received by the U.S. Holder upon conversion of our Mandatory Convertible Preferred Stock into shares of our Class B common stock (and not as a deemed distribution). Accordingly, in the event we choose to pay solely Class B common stock in respect of such amounts, the receipt of such stock should be taxed as described in the preceding paragraph. In the event a U.S. Holder converts its Mandatory Convertible Preferred Stock and we pay such holder cash or a combination of cash and Class B common stock in respect of such amounts, the conversion should be taxable to the extent of the lesser of the cash received (other than cash received in respect of a fractional share of Class B common stock) and any gain realized by the U.S. Holder. For this purpose, gain realized generally would equal the excess, if any, of (i) the amount of cash and the fair market value of our Class B common stock received upon conversion (including any fractional shares of our Class B common stock for which cash is received) over (ii) the U.S. Holder’s tax basis in its shares of our Mandatory Convertible Preferred Stock immediately prior to conversion. The character of such gain recognized (which will be the lesser of such gain and such cash) is uncertain. If the receipt of such cash is considered to have the effect of a dividend (which generally would be the case if the receipt of such cash did not result in a meaningful reduction in such U.S. Holder’s equity interest in us, as determined for U.S. federal income tax purposes), such gain (to the extent recognized) will be taxable as dividend income, to the extent of the U.S. Holder’s allocable share of our current and accumulated earnings and profits. Alternatively, such gain could be capital gain. To the extent the amount of cash received in respect of accrued but unpaid dividends that have not been declared, or in respect of any Fundamental Change Dividend Make-Whole Amount, exceeds the gain realized by a U.S. Holder, the excess amount will not be taxable to such U.S. Holder but will reduce its adjusted tax basis in our Class B common stock received.

U.S. Holders should be aware that the tax treatment described above in respect of the payments of cash or Class B common stock made in respect of accrued and unpaid dividends that have not been declared and any Fundamental Change Dividend Make-Whole Amount is not certain and may be challenged by the IRS, including on grounds that the amount of cash and fair market value of our Class B Common Stock received attributable to the accrued and unpaid dividends that have not been declared and any Fundamental Change Dividend Make-Whole Amount represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Distributions.”

Because payments of Class B common stock that are treated as dividends will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from shares of Class B common stock or current or subsequent payments of cash to such U.S. Holder.

Except as discussed in the paragraph below, a U.S. Holder’s tax basis in shares of Class B common stock received upon conversion of our Mandatory Convertible Preferred Stock (and any fractional shares of our Class B common stock treated as received and then exchanged for cash) will equal the adjusted tax basis of the converted shares of our Mandatory Convertible Preferred Stock, increased by any gain recognized on the conversion and reduced by any cash received that was treated as additional consideration received in the conversion as discussed above, and the holding period of such shares of Class B common stock will include the holding period of the converted shares of our Mandatory Convertible Preferred Stock. A U.S. Holder’s tax basis in Class B common stock received may be further reduced under the rules described above under “—Extraordinary Dividends.” Class B Common stock received in payment of accrued but unpaid dividends that have been declared and taxed as a dividend upon receipt, if any, will have a tax basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion.

In the event a U.S. Holder’s Mandatory Convertible Preferred Stock is converted or exchanged into shares of preferred stock of a successor entity pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion or exchange will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Information Reporting and Backup Withholding

Generally, information reporting will apply to the payment of distributions (including constructive distributions) on our Mandatory Convertible Preferred Stock or our Class B common stock and the proceeds from a sale or other disposition of such stock, unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding may apply to such payments if a U.S. Holder fails to provide a correct taxpayer identification number or a certification of exempt status or fails to report in full dividend and interest income. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability; provided that the required information is timely furnished to the IRS.

Tax Considerations Applicable to Non-U.S. Holders

Distributions

Subject to the discussion below of effectively connected income, distributions or other payments that are treated as dividends (see “—Tax Considerations Applicable to U.S. Holders—Distributions” and “—Conversion of Mandatory Convertible Preferred Stock into Class B Common Stock” above), including deemed distributions described above under “—Tax Considerations Applicable to U.S. Holders—Adjustments to Conversion Rate,” generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such Non-U.S. Holder’s country of residence. A Non-U.S. Holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Special certifications and requirements may apply to a Non-U.S. Holder that is an intermediary or that owns stock through an intermediary. A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a Non-U.S. Holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder within the United States, are generally exempt from the 30% withholding tax if the Non-U.S. Holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such Non-U.S. Holder’s country of residence.

Because constructive distributions or distributions made in Class B common stock to a Non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, we expect that the applicable withholding agent will withhold such taxes from shares of Class B common stock or current or subsequent payments of cash to such Non-U.S. Holder.

If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among each share of our Class B common stock and will be treated as a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in its shares of our Mandatory Convertible Preferred Stock or our Class B common stock, and thereafter will be treated as capital gain. See “—Gain on Sale or Other Taxable Disposition” below.

Gain on Sale or Other Taxable Disposition

Subject to the discussions above under “—Distributions,” and below under “—Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of our Mandatory Convertible Preferred Stock or our Class B common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

•

the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the sale or other taxable disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Holder, if any; provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are, or have been at any time during the five-year period preceding such sale or other taxable disposition (or the Non-U.S. Holder’s holding period, if shorter), a “United States real property holding corporation.” We believe that we are not currently, and we do not anticipate becoming, a “United States real property holding corporation.”

Conversion of Mandatory Convertible Preferred Stock into Class B Common Stock

A Non-U.S. Holder generally will not recognize gain or loss upon the conversion of our Mandatory Convertible Preferred Stock into our Class B common stock, except that (1) cash received upon conversion in lieu of a fractional share of Class B common stock generally will be treated as a payment in a taxable exchange for such fractional share of Class B common stock and will be subject to the treatment described above under “—Gain on Sale or Other Taxable Disposition,” (2) cash or Class B common stock received in respect of accrued and unpaid dividends that have been declared should be treated in the manner described above under “—Tax Considerations Applicable to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Class B Common Stock,” and (3) cash or Class B common stock received in respect of accrued and unpaid dividends that have not been declared or any Fundamental Change Dividend Make-Whole Amount should be treated in the manner described above under “—Tax Considerations Applicable to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Class B Common Stock.” In the case of payments described in (2), a Non-U.S. Holder should expect a withholding agent to withhold tax from such amounts, as described above under “—Distributions.” In the case of payments described in (3), the tax treatment of such amounts is uncertain, and therefore a withholding agent may withhold 30% of such amount as described under “—Distributions.” Non-U.S. Holders should consult their tax advisors to determine the specific tax consequences to them.

Adjustments to Conversion Rate

As described above under “—Tax Considerations Applicable to U.S. Holders—Adjustments to Conversion Rate,” adjustments in the conversion rate (or failures to adjust the conversion rate) of our Mandatory Convertible Preferred Stock that result in an increase in the proportionate interest of a Non-U.S. Holder in our assets or earnings and profits could result in deemed distributions to the Non-U.S. Holder that are taxed as described under “—Distributions.” It is possible that any withholding tax on such a deemed distribution could be withheld from cash dividends, shares of our Class B common stock or sale proceeds subsequently paid or credited to such Non-U.S. Holder.

Information Reporting and Backup Withholding

Generally, distributions in respect of our Mandatory Convertible Preferred Stock or our Class B common stock to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty. Under certain circumstances, backup withholding of U.S. federal income tax may apply to distributions in respect of our Mandatory Convertible Preferred Stock or our Class B common stock to a Non-U.S. Holder if the Non-U.S. Holder fails to certify under penalties of perjury that it is not a United States person.

Payments of the proceeds of the sale or other disposition of our Mandatory Convertible Preferred Stock or our Class B common stock to or through a foreign office of a U.S. broker or of a foreign broker with certain specified U.S. connections will be subject to information reporting requirements, unless (i) the broker has evidence in its records that the payee is not a United States person, and the broker has no actual knowledge or reason to know to the contrary or (ii) the payee otherwise establishes an exemption; and generally will not be subject to backup withholding. Payments of the proceeds of a sale or other disposition of our Mandatory Convertible Preferred Stock or our Class B common stock to or through the U.S. office of a broker will be subject to information reporting and backup withholding, unless the payee certifies under penalties of perjury that it is not a United States person (and the payor has no actual knowledge or reason to know to the contrary) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability (if any), provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors about the filing of a U.S. federal income tax return in order to obtain a refund.

FATCA

Holders should be aware that, under Sections 1471 through 1474 of the Code (“FATCA”), a 30% withholding tax will be imposed on certain payments (which could include dividends in respect of our Mandatory Convertible Preferred Stock or Class B common stock) to a foreign entity, whether a beneficial owner or intermediary, if such entity fails to satisfy certain disclosure and reporting rules that in general require that (i) in the case of a foreign financial entity, the entity, or a related entity, register with the IRS and identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity. Foreign entities that hold our Mandatory Convertible Preferred Stock or our Class B common stock generally will be subject to this tax unless they certify on an applicable IRS Form W-8 (generally, IRS Form W-8BEN-E) that they comply with, or are deemed to comply with, or are exempted from the application of, these rules.

Various requirements and exceptions are provided under FATCA and additional requirements and exceptions may be provided in subsequent guidance. Further, the United States has entered into many intergovernmental agreements (“IGAs”) with foreign governments relating to the implementation of, and information sharing under, FATCA and such IGAs may alter one or more of the FATCA information reporting rules. Holders should consult their tax advisors regarding the potential application and impact of these requirements based on their particular circumstances. Particularly, Non-U.S. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in our Mandatory Convertible Preferred Stock or our Class B common stock and the entities through which they hold our Mandatory Convertible Preferred Stock or our Class B common stock.

The preceding discussion of material U.S. federal tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of the purchasing, converting, and disposing of our Mandatory Convertible Preferred Stock or our Class B common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares of Mandatory Convertible Preferred Stock indicated below:

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	4,461,537
J.P. Morgan Securities LLC	1,153,845
Citigroup Global Markets Inc.	738,462
Goldman Sachs & Co. LLC	323,077
Mizuho Securities USA LLC	323,077
Siebert Williams Shank & Co., LLC	323,077
BNP Paribas Securities Corp.	166,154
RBC Capital Markets, LLC	166,154
U.S. Bancorp Investments, Inc.	553,846
SMBC Nikko Securities America, Inc.	166,154
TD Securities (USA) LLC	166,154
SG Americas Securities, LLC	166,154
MUFG Securities Americas Inc.	166,154
CastleOak Securities, L.P.	166,154
Samuel A. Ramirez & Company, Inc.	166,154
Academy Securities, Inc.	166,154
R. Seelaus & Co., LLC	184,615
Wells Fargo Securities, LLC	62,308
BNY Mellon Capital Markets, LLC	62,308
Intesa Sanpaolo S.p.A.	62,308
ICBC Standard Bank Plc	256,154

Total	10,000,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of Mandatory Convertible Preferred Stock subject to their acceptance of the shares of Mandatory Convertible Preferred Stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Mandatory Convertible Preferred Stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Mandatory Convertible Preferred Stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares of Mandatory Convertible Preferred Stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.975 per share under the public offering price. After the initial offering of the shares of Mandatory Convertible Preferred Stock, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,500,000 additional shares of Mandatory Convertible Preferred Stock from us, solely to cover over-allotments, if any, at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the over-allotment option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of Mandatory Convertible Preferred Stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of Mandatory Convertible Preferred Stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to 1,500,000 additional shares of Mandatory Convertible Preferred Stock.

	Per Share of Mandatory Convertible Preferred Stock	Total
		No Exercise	Full Exercise
Public offering price	$100.00	$1,000,000,000	$1,150,000,000
Underwriting discounts and commissions to be paid by us	$1.625	$16,250,000	$18,687,500
Proceeds, before expenses, to us	$98.375	$983,750,000	$1,131,312,500

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $659,500.

Prior to this offering, there has been no public market for the Mandatory Convertible Preferred Stock. We intend to apply to list the Mandatory Convertible Preferred Stock on The Nasdaq Global Select Market under the symbol “VIACP.” Our Class B common stock is listed for trading on The Nasdaq Global Select Market under the symbol “VIAC.”

We have agreed that we will not (and that we will ensure our affiliates (other than National Amusements, Inc.) do not) (i) offer, sell, contract to sell, announce the intention to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or file (or participate in the filing) with the SEC a registration statement relating to any shares of our Class B common stock or securities convertible into or exchangeable for securities of our Class B common stock, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Class B common stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class B common stock, or publicly announce an intention to effect any such transaction, in each case without the prior written consent of Morgan Stanley & Co. LLC for a period of 90 days after the date of this prospectus supplement, other than (a) the shares of Mandatory Convertible Preferred Stock to be sold pursuant to this prospectus supplement or any shares of Class B common stock upon settlement thereof; (b) any shares of our Class B common stock issued upon the conversion of securities (including shares of our Class A common stock) or the exercise of warrants outstanding as of the date of this prospectus supplement; (c) our issuance of Class B common stock in the Concurrent Offering; (d) our issuance of shares of Class B common stock issuable as dividends on the Mandatory Convertible Preferred Stock; (e) our issuance of Class B common stock, options or other securities pursuant to any of our employee stock option plan, stock ownership plan or dividend reinvestment plan or any other plan in effect as of the date of this prospectus supplement; (f) the filing of a registration statement on Form S-8 with respect to any employee stock option plan, stock ownership plan, dividend reinvestment plan or any other plan described in clause (e) above; (g) our issuance of Class B common stock, options or other securities convertible into or exercisable for shares of Class B common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of this prospectus supplement; (h) the entering into an acquisition agreement, or the public announcement of such agreement, that would provide for the issuance of Class B common stock, provided that any such issuance may not occur during the 90-day period described in the foregoing sentence; and (i) our issuance, if any, of shares of Class B common stock issuable upon conversion of the Mandatory Convertible Preferred Stock pursuant to the certificate of designations.

Our directors, our executive officers and National Amusements, Inc., our controlling stockholder, have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of Morgan Stanley & Co. LLC, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class B common stock or any securities convertible into or exercisable or exchangeable for Class B common stock, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class B common stock or any securities convertible into or exercisable or exchangeable for Class B common stock, whether in any case such transaction is to be settled by delivery of Class B common stock or such other securities, in cash, or otherwise.

In order to facilitate the offering of the Mandatory Convertible Preferred Stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Mandatory Convertible Preferred Stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Mandatory Convertible Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of Mandatory Convertible Preferred Stock in the open market to stabilize the price of the Mandatory Convertible Preferred Stock. These activities may raise or maintain the market price of the Mandatory Convertible Preferred Stock above independent market levels or prevent or retard a decline in the market price of the Mandatory Convertible Preferred Stock. The underwriters are not required to engage in these activities and may end any of these activities at any time. Such stabilization shall be in accordance with Regulation M.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters participating in this offering. The representatives may agree to allocate a number of shares of Mandatory Convertible Preferred Stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, commercial banking, investment banking, corporate trust and advisory services for us for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in various other transactions with and perform services for us in the ordinary course of their business, for which they will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. In addition, the underwriters are acting as underwriters in connection with the Concurrent Offering.

One or more of the underwriters may be restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not be U.S.-registered broker-dealer(s). All sales of securities in the U.S. will be made by or through U.S.-registered broker-dealers.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase Mandatory Convertible Preferred Stock that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Mandatory Convertible Preferred Stock that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Mandatory Convertible Preferred Stock constituting part of its allotment solely outside the United States.

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement has been prepared on the basis that any offer of securities in any Member State of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of securities. Accordingly, any person making or intending to make an offer in that Member State of securities which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the securities contemplated in this prospectus supplement.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, or superseded, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any shares of Mandatory Convertible Preferred Stock to any retail investor (as defined above) in the EEA.

Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any Mandatory Convertible Preferred Stock under, the offers to the public contemplated in this prospectus supplement to and with each underwriter and us that it and any person on whose behalf it acquires Mandatory Convertible Preferred Stock is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).

In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

MiFID II product governance / Professional investors and eligible counterparties only target market

Solely for the purposes of the product governance requirements contained within: (a) MiFID II; (b) Articles 9 and 10 of Commission Delegated Directive (EU) 2017/593 supplementing MiFID II; and (c) local implementing measures (together, the “MiFID II Product Governance Requirements”), and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the MiFID II Product Governance Requirements) may otherwise have with respect thereto, the Mandatory Convertible Preferred Stock have been subject to a product approval process, which has determined that such Mandatory Convertible Preferred Stock are: (i) compatible with an end target market of investors who meet the criteria of professional clients and eligible counterparties, each as defined in MiFID II; and (ii) eligible for distribution through all distribution channels as are permitted by MiFID II (the “Target Market Assessment”). Notwithstanding the Target Market Assessment, distributors should note that: the price of the Mandatory Convertible Preferred Stock may decline and investors could lose all or part of their investment; the Mandatory Convertible Preferred Stock offer no guaranteed income and no capital protection; and an investment in the Mandatory Convertible Preferred Stock is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom. The Target Market Assessment is without prejudice to any contractual, legal or regulatory selling restrictions in relation to the offer. For the avoidance of doubt, the Target Market Assessment does not constitute: (a) an assessment of suitability or appropriateness for the purposes of MiFID II; or (b) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to the Mandatory Convertible Preferred Stock.

Each distributor is responsible for undertaking its own target market assessment in respect of the Mandatory Convertible Preferred Stock and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exemption under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (the “UK Prospectus Regulation”) and the FSMA from the requirement to publish a prospectus for offers of securities. Accordingly any person making or intending to make an offer in the UK of securities which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.

Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the securities contemplated in this prospectus supplement.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client , as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Mandatory Convertible Preferred Stock to any retail investor (as defined above) in the UK.

Each person in the UK who receives any communication in respect of, or who acquires any Mandatory Convertible Preferred Stock under, the offers to the public contemplated in this prospectus supplement, or to whom the Mandatory Convertible Preferred Stock are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that it and any person on whose behalf it acquires Mandatory Convertible Preferred Stock is: (1) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) not a “retail investor” (as defined above).

This document is for distribution only to person who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”); (ii) are persons falling within Article 49(2) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; (iii) are outside the UK; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of the shares of Mandatory Convertible Preferred Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)

it has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the shares of Mandatory Convertible Preferred Stock in, from or otherwise involving the UK.

In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

UK MIFIR product governance / Professional investors and eligible counterparties only target market

Solely for the purposes of the product governance requirements of Chapter 3 of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK Product Governance Requirements”) and/or any equivalent requirements elsewhere to the extent determined to be applicable, and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the UK Product Governance Requirements and/or any equivalent requirements elsewhere to the extent determined to be applicable) may otherwise have with respect thereto, the Mandatory Convertible Preferred Stock have been subject to a product approval process, which has determined that such Mandatory Convertible Preferred Stock are: (i) compatible with an end target market of investors who meet the criteria of professional clients and eligible counterparties, each as defined in Chapter 3 of the FCA Handbook Conduct of Business Sourcebook; and (ii) eligible for distribution through all permitted distribution channels (the “Target Market Assessment”). Notwithstanding the Target Market Assessment, distributors should note that: the price of the Mandatory Convertible Preferred Stock may decline and investors could lose all or part of their investment; the Mandatory Convertible Preferred Stock offer no guaranteed income and no capital protection; and an investment in the Class B Common Stock is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom. The Target Market Assessment is without prejudice to any contractual, legal or regulatory selling restrictions in relation to the offer.

For the avoidance of doubt, the Target Market Assessment does not constitute: (a) an assessment of suitability or appropriateness for the purposes of Chapters 9A or 10A respectively of the FCA Handbook Conduct of Business Sourcebook; or (b) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to the Mandatory Convertible Preferred Stock.

Each distributor is responsible for undertaking its own target market assessment in respect of the Mandatory Convertible Preferred Stock and determining appropriate distribution channels.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (“DIFC”), this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the Abu Dhabi Global Market

This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market (“ADGM”), or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. This prospectus supplement relates to an “Exempt Offer” within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the Financial Services Regulatory Authority or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the FSMR).

Notice to Prospective Investors in Australia

This document (i) does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”); (ii) has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and (iii) may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

The underwriters have acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have represented and agreed that they have not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the share to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Bermuda

The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (each a “BVI Company”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to Prospective Investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

Notice to Prospective Investors in the British Virgin Islands

The shares may be offered to persons located in the British Virgin Islands who are “qualified investors” for the purposes of Securities and Investment Business Act, 2010 (“SIBA”). Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognised exchange; and (iii) persons defined as “professional investors” under SIBA, which is any person (a) whose ordinary business involves, whether for that person’s own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of the property of the Company; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. We intend to apply to list the Mandatory Convertible Preferred Stock on The Nasdaq Global Select Market under the symbol “VIACP.” Our Class B common stock is listed on The Nasdaq Global Select Market under the symbol “VIAC.”

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed on February 24, 2021); and

•	Our definitive Proxy Statement on Schedule 14A filed on April 3, 2020.

You may obtain a copy of this information at no cost, by writing or telephoning us at the following address:

ViacomCBS Inc.

1515 Broadway

52nd Floor

New York, New York 10036

Attn: Investor Relations

Phone Number: (212) 258-6000

LEGAL MATTERS

The validity of the securities to be offered hereby will be passed upon for us by Shearman & Sterling LLP, New York, New York, and for the underwriters by Hughes Hubbard & Reed LLP, New York, New York and Davis Polk & Wardwell LLP, New York, New York. Hughes Hubbard & Reed LLP has from time to time performed legal services for ViacomCBS including its affiliates. One of our directors is a partner of Hughes Hubbard & Reed LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

VIACOMCBS INC.

Debt Securities

Preferred Stock

Class A Common Stock

Class B Common Stock

Warrants

We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell, from time to time, in one or more offerings and series, together or separately:

•	debt securities;

•	preferred stock;

•	voting Class A Common Stock;

•	non-voting Class B Common Stock; and

•	warrants representing rights to purchase any of the other securities that may be sold under this prospectus.

The debt securities may be convertible into or exchangeable for Class A Common Stock, Class B Common Stock or preferred stock, and the preferred stock may be convertible into or exchangeable for Class A Common Stock or Class B Common Stock.

Our voting Class A Common Stock and non-voting Class B Common Stock are listed and traded on The Nasdaq Global Select Market under the symbols “VIACA” and “VIAC,” respectively.

Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page i of this prospectus.

When we offer securities we will provide you with a prospectus supplement or term sheet describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplements or term sheets relating to the specific issue of securities before you decide to invest in any of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents or directly to one or more purchasers on a delayed or continuous basis. Selling security holders may offer and sell their securities from time to time on terms described in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2020.

RISK FACTORS

Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus or into the applicable prospectus supplement in light of their particular investment objectives and financial circumstances.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing the “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add to, update or change information contained in this prospectus. The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in such offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.” You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation by Reference.”

In this prospectus we use the terms “ViacomCBS,” “we,” “us,” and “our” and similar words to refer to ViacomCBS Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context requires otherwise. References to “securities” include any security that we might offer under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus, in the related prospectus supplement or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus or that any document incorporated by reference into this prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since such date.

Some of the market and industry data contained or incorporated by reference in this prospectus are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained or incorporated by reference in this prospectus, and beliefs and estimates based on such data, may not be reliable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our Class A Common Stock and Class B Common Stock are listed on The Nasdaq Global Select Market under the symbols “VIACA” and “VIAC,” respectively.

i

INCORPORATION BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including filings made after the date of this prospectus and until the offering of the particular securities covered by a prospectus supplement has been completed.

We are “incorporating by reference” specified documents that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed February 20, 2020) (the “Form 10-K”);

(b)

Our Current Reports on Form 8-K filed on December 4, 2019 (as amended by our Current Report on Form 8-K/A filed on February 13, 2020), January  23, 2020, January  31, 2020 (as amended by our Current Report on Form 8-K/A filed on February 3, 2020) and March 27, 2020 (only with respect to Item 8.01 thereof);

(c)

The Definitive Proxy Statement on Schedule 14A of CBS Corporation filed on April 12, 2019 (to the extent incorporated in Part III of the Annual Report on Form 10-K of CBS Corporation for the fiscal year ended December 31, 2018) (the “CBS Proxy Statement”); and

(d)

The description of our Class A Common Stock and Class  B Common Stock contained in our Form 8-A filed on December 4, 2019, and any amendment or reports filed for the purpose of updating such description.

Additional information related to the compensation arrangements of our executive officers can be found in our Registration Statement on Form S-4 (Registration No. 333-234238) filed on October 17, 2019, as amended (the “Form S-4”), in the “Interests of CBS’ Executive Officers and Directors in the Merger” section where you can find a summary of the employment agreements with each of our executive officers. These summaries are qualified in their entirety by reference to the full text of each of these agreements, which are filed as exhibits to the Form 10-K. In addition, historical compensation of our executive officers, to the extent they were executive officers of CBS Corporation (“CBS”) or Viacom Inc. (“Viacom”) prior to the Merger (as defined below), can be found in the CBS Proxy Statement and in the Annual Report on Form 10-K filed by Viacom on November 14, 2019, respectively.

Information related to certain aspects of our governance structure that were put into place in connection with the Merger can be found under the “Governance Following Completion of the Merger” section of the Form S-4.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website is www.viacbs.com. Information included on or accessible through our website does not constitute a part of this prospectus or any prospectus supplement. You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address: ViacomCBS Inc., 1515 Broadway, 52nd Floor, New York, New York 10036, Attn: Investor Relations, Telephone Number: (212) 258-6000.

ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: technological developments, alternative content offerings and their effects in our markets and on consumer behavior; the impact on our advertising revenues of changes in consumers’ content viewership, deficiencies in audience measurement and advertising market conditions; the public acceptance of our brands, programming, films, published content and other entertainment content on the various platforms on which they are distributed; increased costs for programming, films and other rights; the loss of key talent; competition for content, audiences, advertising and distribution in consolidating industries; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; the risks and costs associated with the integration of the CBS Corporation and Viacom Inc. businesses and investments in new businesses, products, services and technologies; evolving cybersecurity and similar risks; the failure, destruction or breach of critical satellites or facilities; content theft; domestic and global political, economic and/or regulatory factors affecting our businesses generally; volatility in capital markets or a decrease in our debt ratings; strikes and other union activity; fluctuations in our results due to the timing, mix, number and availability of our films and other programming; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; liabilities related to discontinued operations and former businesses; potential conflicts of interest arising from our ownership structure with a controlling stockholder; the impact of the coronavirus disease 2019 (COVID-19) pandemic and measures taken in response; and other factors described in our news releases and filings with the SEC, including but not limited to our reports on Form 10-K, Form 10-Q and Form 8-K incorporated by reference herein, and in the section entitled “Risk Factors” on page i of this prospectus. The forward-looking statements included or incorporated by reference in this prospectus are made only as of the dates of the respective documents, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

iii

THE COMPANY

We are a leading global media and entertainment company that creates content and experiences for audiences worldwide. We operate through the following four segments:

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TV Entertainment. Our TV Entertainment segment creates and acquires programming for distribution and viewing on multiple media platforms, including our broadcast network, through multichannel video programming distributors (“MVPDs”) and virtual MVPDs, and our streaming services, as well as for licensing to third parties both domestically and internationally. TV Entertainment consists of the CBS Television Network™, CBS Television Studios®, CBS Television Distribution®, CBS Interactive®, CBS Sports Network®, CBS Television Stations™ and CBS-branded streaming services CBS All Access® and CBSN®, among others.

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Cable Networks. Our Cable Networks segment creates and acquires programming for distribution and viewing on multiple media platforms, including our cable networks, through MVPDs and virtual MVPDs, and our streaming services, as well as for licensing to third parties both domestically and internationally. Cable Networks consists of our premium subscription cable networks Showtime®, The Movie Channel® and Flix®, and a subscription streaming offering of Showtime; our basic cable networks Nickelodeon®, MTV®, BET®, Comedy Central®, Paramount Network®, Nick Jr.®, VH1®, TV Land®, CMT®, Pop TV™ and Smithsonian Channel™, among others, as well as the international extensions of these brands operated by ViacomCBS Networks International™ ; international broadcast networks, Network 10®, Channel 5® and Telefe®; and Pluto TV™, a leading free streaming TV platform in the United States (“U.S.”).

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Filmed Entertainment. Our Filmed Entertainment segment develops, produces, finances, acquires and distributes films, television programming and other entertainment content in various markets and media worldwide primarily through Paramount Pictures®, Paramount Players™, Paramount Animation® and Paramount Television Studios™.

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Publishing. Our Publishing segment publishes and distributes Simon & Schuster consumer books domestically and internationally and includes imprints such as Simon & Schuster®, Scribner™, Atria Books® and Gallery Books®.

We were organized as a Delaware corporation in 1986. Our principal offices are located at 1515 Broadway, New York, New York 10036. Our telephone number is (212) 258-6000 and our website is www.viacbs.com. Information included on or accessible through our website does not constitute a part of this prospectus or any prospectus supplement. On December 4, 2019, Viacom merged with and into CBS, with CBS continuing as the surviving company (the “Merger”), pursuant to an Agreement and Plan of Merger dated as of August 13, 2019, as amended on October 16, 2019. At the effective time of the Merger, we changed our name to “ViacomCBS Inc.”

USE OF PROCEEDS

Unless indicated otherwise in a prospectus supplement, we expect to use the proceeds, net of transaction costs, from the sale of our securities for general corporate purposes, including, but not limited to, repayment of borrowings, working capital, acquisitions, capital expenditures and discretionary share repurchases. Net proceeds may be temporarily invested pending use. We will not receive any of the proceeds from the sale of securities by any selling security holders.

DESCRIPTION OF DEBT SECURITIES

The following description of ViacomCBS’ debt securities to be issued under the Indenture (as defined below) summarizes the general terms and provisions of its debt securities to which any prospectus supplement may relate. The description set forth below and in any prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, the Indenture. ViacomCBS will describe the specific terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized in this description may apply to any series of its debt securities in the prospectus supplement relating to that series. References to “ViacomCBS” in this description are references to ViacomCBS Inc. and not its consolidated subsidiaries, unless the context requires otherwise.

ViacomCBS may issue its debt securities from time to time, in one or more series under a base indenture dated as of March 27, 2020, between ViacomCBS and Deutsche Bank Trust Company Americas, as trustee, or another trustee named in a prospectus supplement. We refer to this indenture, as may be supplemented from time to time, as the “Indenture.” The trustee under the Indenture is called the “Trustee.”

The Indenture does not limit the amount of debt securities that may be issued thereunder. The Indenture provides that debt securities may be issued up to an aggregate principal amount authorized by ViacomCBS and may be payable in any currency or currency unit designated by ViacomCBS.

General

ViacomCBS may issue debt securities from time to time and offer its debt securities on terms determined by market conditions at the time of their sale. ViacomCBS may issue debt securities in one or more series with the same or various maturities and at the same or various prices including at par, at a premium, or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. ViacomCBS will describe the material United States federal income tax consequences and other special considerations applicable to any substantially discounted debt securities in a related prospectus supplement.

You should refer to the prospectus supplement for the following terms of the debt securities offered by this registration statement:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the percentage of the principal amount (i.e., price) at which ViacomCBS will issue the debt securities;

•	the date(s) on which the debt securities will mature;

•	the annual interest rate(s) of the debt securities, or the method of determining the rate(s);

•	the date(s) on which any interest will be payable, the date(s) on which payment of any interest will commence and the regular record date(s) for the payment of interest;

•	the terms of any mandatory or optional redemption(s), including any provisions for sinking, purchase or other similar funds or repayment options;

•	the currency unit(s) for which the debt securities may be purchased and in which the principal, any premium and any interest may be payable;

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if the currency unit(s) for which the debt securities may be purchased or in which the principal, any premium and any interest may be payable is at ViacomCBS’ election or the purchaser’s election, the manner in which the election may be made;

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if the amount of payments on the debt securities is determined by an index based on one or more currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts will be determined;

•

the extent to which any of the debt securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

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the terms and conditions upon which the debt securities may be convertible into or exchangeable for common stock, preferred stock, indebtedness or other debt or equity securities of any person, including ViacomCBS;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the debt securities; and

•	any other specific terms of the debt securities not inconsistent with the Indenture.

If ViacomCBS sells any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of debt securities will be payable in one or more foreign currencies or foreign currency units, it will describe the restrictions, elections, any material United States federal income tax consequences, specific terms and other information with respect to the issue of debt securities and the currencies or currency units in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, debt securities will be issued in U.S. dollars.

Unless specified otherwise in a prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable Trustee in New York, New York. However, ViacomCBS may make payment of interest, at its option, by check mailed on or before the payment date to the address of the person entitled to the interest payment or by transfer to an account held by the payee as it appears on the registry books of the Trustee, ViacomCBS or its agents.

Unless specified otherwise in a prospectus supplement, ViacomCBS will issue the debt securities in registered form and in denominations of $2,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any debt securities, but ViacomCBS may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange.

ViacomCBS’ rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any ViacomCBS subsidiary upon its liquidation, reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that ViacomCBS’ claims as a creditor of the subsidiary may be recognized.

Ranking

Any senior debt securities will be senior unsecured obligations of ViacomCBS and will rank equally in right of payment with all of ViacomCBS’ other unsecured and unsubordinated indebtedness from time to time outstanding.

Any senior subordinated debt securities will be senior unsecured subordinated obligations of ViacomCBS and will be subordinated in right of payment to ViacomCBS’ Senior Indebtedness (as defined below).

Any debt securities will be effectively subordinated to any secured indebtedness of ViacomCBS to the extent of the value of the assets securing such indebtedness. The Indenture does not limit the amount of debt that ViacomCBS or its subsidiaries can incur.

In addition, ViacomCBS conducts its operations through subsidiaries, which generate a substantial portion of ViacomCBS’ operating income and cash flow. As a result, distributions or advances from ViacomCBS’

subsidiaries are a major source of funds necessary to meet ViacomCBS’ debt service and other obligations. Contractual provisions, laws or regulations, as well as a subsidiary’s financial condition and operating requirements, may limit the ability of ViacomCBS to obtain cash required to pay ViacomCBS’ debt service obligations, including payments on the debt securities. The debt securities (whether senior or subordinated obligations of ViacomCBS) will be structurally subordinated to all obligations of ViacomCBS’ subsidiaries including claims with respect to trade payables. This means that holders of the debt securities of ViacomCBS will have a junior position to the claims of creditors of ViacomCBS’ subsidiaries on the assets and earnings of such subsidiaries. As of December 31, 2019, ViacomCBS’ direct and indirect subsidiaries had approximately $44 million of indebtedness, including finance lease obligations.

Global Securities

ViacomCBS may issue debt securities of a series, in whole or in part, in the form of one or more global securities and will deposit them with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. ViacomCBS may issue global securities in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may only be transferred among the depositary, its nominees and any successors.

The specific terms of the depositary arrangement relating to a series of debt securities will be described in the prospectus supplement relating to that series. It is anticipated that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents with respect to the debt securities, or by ViacomCBS if the debt securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through these participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:

•	the applicable depositary or its nominee, with respect to interests of depositary participants; and

•	the records of depositary participants, with respect to interests of persons other than depositary participants.

So long as the depositary for a global security or its nominee is the registered owner of that global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will:

•	not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names;

•	not receive, or be entitled to receive, physical delivery of any debt security of that series in definitive form; and

•	not be considered the owners or holders thereof under the Indenture governing the debt securities.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.

Further Issues

Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, a series may be reopened without notice to or the consent of the holders for issuances of additional debt securities of such series.

Payment and Paying Agents

Any payments of principal, premium or interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the debt securities. Neither ViacomCBS, the Trustee, any paying agent, nor the security registrar for the debt securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

ViacomCBS expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. ViacomCBS also expects that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments will be the responsibility of those participants.

Merger, Consolidation or Sale of Assets

Under the terms of the Indenture, ViacomCBS generally would be permitted to consolidate or merge with or into another entity or sell or convey all or substantially all of ViacomCBS’ respective property and assets to another entity, subject to ViacomCBS meeting all of the following conditions:

•	the resulting entity (if other than ViacomCBS) must agree through a supplemental indenture to be legally responsible for the debt securities;

•	immediately after such consolidation, merger, sale or conveyance, no Event of Default (as defined below) shall have occurred and be continuing;

•

the surviving entity to the transaction (if other than ViacomCBS) must be a corporation, association, company (including a limited liability company) or business or statutory trust organized under the laws of the United States or a state of the United States;

•	ViacomCBS must deliver certain certificates and documents to the Trustee; and

•	ViacomCBS must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

ViacomCBS may merge or consolidate with, or sell all or substantially all of its assets to any of its Subsidiaries. References in this section to the sale or conveyance of “all or substantially all of its property and assets” mean property and assets contributing, in the aggregate, at least 80% of the total consolidated revenues of ViacomCBS.

In the event that ViacomCBS consolidates or merges with another entity or sells all or substantially all of its assets to another entity, the surviving entity shall be substituted for ViacomCBS under the Indenture and ViacomCBS shall be discharged from all of its obligations under the Indenture.

Limitations on Liens

ViacomCBS covenants in the Indenture that it will not create, assume or suffer to exist any Lien on any of its properties or assets, without securing the debt securities at least equally and ratably with (or prior to) the secured Indebtedness. The foregoing only applies to Liens that in the aggregate exceed 15% of ViacomCBS’ total consolidated assets as of the end of ViacomCBS’ most recent accounting period preceding the creation or assumption of any such Lien (reduced by the Attributable Debt related to any permitted sale and leaseback arrangement). See “—Limitations on Sale and Leaseback Transactions” below. The restrictions do not apply to Finance Leases or Indebtedness that is secured by:

•	Liens existing, in the case of any series of debt securities, on the date such series of debt securities are issued;

•	Liens on any property or any Indebtedness of a person existing at the time the person becomes a Subsidiary (whether by acquisition or otherwise, including merger or consolidation);

•	Liens in favor of ViacomCBS or its Subsidiaries; and

•	Liens existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and purchase money Liens.

The restrictions do not apply to extensions, renewals or replacements of any of the foregoing types of Liens.

Limitations on Sale and Leaseback Transactions

ViacomCBS covenants in the Indenture that neither ViacomCBS nor any Restricted Subsidiary will enter into any arrangement with any person to lease a Principal Property (except for any arrangements that exist on the date debt securities are issued or that exist at the time any person that owns a Principal Property becomes a Restricted Subsidiary) that has been or is to be sold or transferred by ViacomCBS or the Restricted Subsidiary to the person unless:

•	the sale and leaseback arrangement involves a lease for a term of not more than three years;

•	the sale and leaseback arrangement is entered into between ViacomCBS and any Subsidiary of ViacomCBS or between Subsidiaries of ViacomCBS;

•

ViacomCBS or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien on the Principal Property involved in the sale and leaseback arrangement at least equal in amount to the Attributable Debt with respect to the sale and leaseback arrangement pursuant to the first paragraph under “—Limitations on Liens” above without being required to equally and ratably secure the debt securities;

•

the proceeds of the sale and leaseback arrangement are at least equal to the fair market value of the Principal Property (as determined in good faith by the Board of Directors of ViacomCBS (the “Board of Directors”)) and ViacomCBS applies an amount equal to the greater of the net proceeds of the sale or the Attributable Debt with respect to the sale and leaseback arrangement within 180 days of such sale to either (or a combination) of (i) the retirement (other than the mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of long-term debt for borrowed money of ViacomCBS or a Subsidiary of ViacomCBS (other than debt that is subordinated to the debt securities or debt to ViacomCBS or a Subsidiary of ViacomCBS), or (ii) the purchase, construction or development of other comparable property; or

•

the sale and leaseback arrangement is entered into within 180 days after the initial acquisition by ViacomCBS or such Restricted Subsidiary, as the case may be, of the Principal Property subject to the sale and leaseback arrangement.

The term “Attributable Debt,” with regard to a sale and leaseback arrangement of a Principal Property, is defined in the Indenture as an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by the Board of Directors); or (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of the lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities of the applicable series then outstanding), compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the Indenture.

The term “Principal Property” is defined in the Indenture to include any parcel of real property and related fixtures or improvements (other than telecommunications equipment, including, without limitation, satellite transponders) owned by ViacomCBS or any Restricted Subsidiary and located in the United States, the aggregate book value of which on the date of determination exceeds $1.5 billion, other than any such real property and related fixtures or improvements that are determined in good faith by the Board of Directors not to be of material importance to the total business conducted by ViacomCBS and its Subsidiaries, taken as a whole. As of the date of this prospectus, neither ViacomCBS nor any of its Subsidiaries own any Principal Property.

Defaults and Remedies

Holders of debt securities will have specified rights if an Event of Default (as defined below) occurs in respect of the debt securities of that series, as described below.

The term “Event of Default” in respect of the debt securities of a particular series means any of the following:

•	ViacomCBS does not pay interest on a debt security of such series within 30 days of its due date;

•	ViacomCBS does not pay the principal of or any premium on a debt security of such series when due and payable, at its maturity, or upon its acceleration, redemption or otherwise;

•

ViacomCBS remains in breach of a covenant or warranty in respect of the Indenture for 60 days after ViacomCBS receives a written notice of default; such notice must be sent by either the Trustee or holders of at least 25% in principal amount of such series of outstanding debt securities;

•	ViacomCBS files for bankruptcy or other events of bankruptcy, insolvency or reorganization specified in the Indenture occur; or

•	any other Event of Default that may be specified for the debt securities of such series when such series is created.

If an Event of Default has occurred, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire unpaid principal amount of (and premium, if any), and all the accrued interest on, the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the Trustee or any holder of debt securities required for such declaration if the Event of Default is a bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the debt securities of a series may also waive certain past defaults under the Indenture on behalf of all of the holders of such series of debt securities. A declaration of acceleration of maturity with respect to a series of debt securities may be rescinded and annulled, under specified circumstances, by the holders of a majority in principal amount of the outstanding debt securities of such series.

Except in cases of default, where the Trustee has special duties, the Trustee is not required to take any action under the Indenture at the request of holders unless the holders offer the Trustee reasonable protection from costs, expenses, claims and liability satisfactory to the Trustee. If a reasonable indemnity satisfactory to the Trustee is provided, the holders of a majority in principal amount of a series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances specified in the Indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

Before holders of a series of debt securities are allowed to bypass the Trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities of such series, the following must occur:

•	holders must give the Trustee written notice of a continuing Event of Default with respect to such series;

•

holders of at least 25% in principal amount of the outstanding debt securities of such series must make a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee;

•	the holders must offer to the Trustee indemnity reasonably satisfactory to it against the costs, expenses, claims and liabilities to be incurred in compliance with such request;

•	the Trustee must have failed to institute any such proceeding for 60 days after receipt of the notice, request and offer of indemnity; and

•	holders of a majority in principal amount of the outstanding debt securities of such series must not have given the Trustee a direction inconsistent with the above request during such 60-day period.

Holders are, however, entitled at any time to bring a lawsuit for the payment of money due on the debt securities on or after the due date.

Modification of the Indenture

The Indenture provides that ViacomCBS and the Trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of:

•	evidencing the succession of another entity to ViacomCBS and the assumption by any such successor of the covenants of ViacomCBS contained in the Indenture and in the debt securities;

•	adding to ViacomCBS’ covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred by the Indenture upon ViacomCBS;

•	adding additional Events of Default;

•	changing or eliminating any provisions of the Indenture so long as there are no holders entitled to the benefit of the provisions;

•	establishing the form or terms of any series of debt securities; or

•

curing ambiguities or correcting any inconsistencies in the Indenture or making any other provisions with respect to matters or questions arising under the Indenture, as long as any such action does not adversely affect in any material respect the interest of the holders of debt securities of any series.

With specific exceptions, the Indenture or the rights of the holders of the debt securities may be modified by ViacomCBS and the Trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification then outstanding (all such series voting together as a single class); however, no modification may be made without the consent of the holders of each outstanding debt security affected, which would, among other things:

•	change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security;

•	change the terms of any sinking fund with respect to any debt security;

•	reduce the principal amount of any debt security, or the rate of interest thereon, or any premium on, any debt security upon redemption or repayment at the option of the holder;

•	change any obligation of ViacomCBS to pay additional amounts as contemplated by the Indenture;

•	change any place of payment where, or the currency in which, any debt security or any premium or interest is payable;

•	impair the right to sue for the enforcement of any payment on or with respect to any debt security;

•

modify the provisions of the Indenture with respect to the mandatory redemption of debt securities or repayment of the debt securities at the option of the holders in a manner adverse to any holder of the debt securities;

•	adversely affect any right to convert or exchange any debt security as may be provided pursuant to any supplemental indenture with respect to any series of debt securities;

•

reduce the percentage in principal amount of outstanding debt securities of any series required to consent to any supplemental indenture, waive compliance with provisions of the Indenture or specific defaults and their consequences provided for in the Indenture;

•	modify any of the provisions in the Indenture relating to certain waivers; or

•	modify any of the provisions of the Indenture relating to the subordination of the debt securities in a manner adverse to any holders.

Meetings

The Indenture contains provisions for convening meetings of the holders of the debt securities of any or all series. Specific terms related to such meetings of the holders are described in the Indenture.

Defeasance and Covenant Defeasance

ViacomCBS may elect either (i) to defease and be discharged from any and all obligations with respect to a series of the debt securities (except as otherwise provided in the Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants that are described in the Indenture (“covenant defeasance”), upon the deposit with the Trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, ViacomCBS must deliver to the Trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.

ViacomCBS may exercise its defeasance option with respect to the debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If ViacomCBS exercises its defeasance option, payment of the debt securities of such series may not be accelerated because of an event of default. If ViacomCBS exercises its covenant defeasance option, payment of the debt securities of such series may not be accelerated by reference to any covenant from which ViacomCBS is released as described under clause (ii) of the immediately preceding paragraph. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Discharge of Obligations

ViacomCBS’ obligations under the Indenture will cease to be of further effect with respect to a series of debt securities when:

•

either (a) all debt securities of that series have been delivered (except destroyed, lost or stolen debt securities which have been replaced or paid and debt securities for which payment money has theretofore been deposited in trust with the Trustee or paying agent or segregated and held in trust by ViacomCBS and thereafter repaid to ViacomCBS, or discharged from such trust in accordance with the Indenture) to the Trustee for cancellation, or (b) all such debt securities not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption and ViacomCBS has deposited or caused to be deposited with the Trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of maturity or date of redemption, as the case may be;

•	ViacomCBS has paid or caused to be paid all sums payable by ViacomCBS under the Indenture with respect to such series; and

•	ViacomCBS has delivered to the Trustee an officer’s certificate and an opinion of counsel relating to compliance with the conditions set forth in the Indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register or in accordance with the procedures of the applicable depositary, if any.

Title

ViacomCBS, the Trustee and any agent of ViacomCBS or the Trustee may treat the registered owner of any registered debt security as the absolute owner thereof (whether or not the debt security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Debt Securities

ViacomCBS will replace any mutilated debt security at the expense of the holders upon surrender to the Trustee. ViacomCBS will replace debt securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the Trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen debt security, an indemnity or security satisfactory to ViacomCBS and the Trustee may be required at the expense of the holder of the debt security before a replacement debt security will be issued.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

In specific instances, ViacomCBS or the holders of a majority of the then outstanding principal amount of the debt securities of a series issued under the Indenture may remove the Trustee with respect to debt securities of such series and appoint a successor trustee. The Trustee may become the owner or pledgee of any of the debt securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the Trustee.

The Trustee and any successor trustee must be eligible to act as trustee under Section 310(a)(1) of the Trust Indenture Act of 1939, as amended, and shall have a combined capital and surplus of at least $50,000,000 and be subject to examination by federal or state authority. Subject to applicable law relating to conflicts of interest, the Trustee may also serve as trustee under other indentures relating to securities issued by ViacomCBS or its affiliated companies and may engage in commercial transactions with ViacomCBS and its affiliated companies. The initial Trustee under the Indenture is Deutsche Bank Trust Company Americas.

Subordination

In addition to the provisions previously described in this prospectus and applicable to all debt securities, the following description of any senior subordinated debt securities summarizes the additional terms and provisions of such senior subordinated debt securities to which any prospectus supplement may relate. The specific terms of ViacomCBS’ senior subordinated debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of senior subordinated debt securities will be described in the prospectus supplement relating to that series.

Any senior subordinated debt securities will be subordinated in right of payment to ViacomCBS’ Senior Indebtedness to the extent set forth in the applicable prospectus supplement.

The payment of the principal of, premium, if any, and interest on any senior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of ViacomCBS’ Senior Indebtedness. ViacomCBS may not make payment of principal, premium, if any, sinking funds or interest, if any, on any senior subordinated debt securities unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on all Senior Indebtedness has been made or duly provided for.

For purposes of the description of any senior subordinated debt securities, the term “Senior Indebtedness” of ViacomCBS means all Indebtedness of ViacomCBS, except (a) Indebtedness that, pursuant to its terms, is subordinated in right of payment to other Indebtedness and (b) Indebtedness evidenced by an instrument that expressly provides that such Indebtedness is not Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include any liability for taxes owed or owing by ViacomCBS or any trade payables.

Certain Definitions

The following definitions are applicable to the Indenture:

“Finance Lease” means any obligation of a person to pay rent or other amounts incurred with respect to real property or equipment (other than in respect of (x) telecommunications equipment including, without limitation, satellite transponders and (y) theme park equipment and attractions) acquired or leased by such person and used in its business that is required to be recorded as a finance lease in accordance with generally accepted accounting principles consistently applied as in effect from time to time.

“Indebtedness” of any person means, without duplication, (i) any obligation of such person for money borrowed; (ii) any obligation of such person evidenced by bonds, debentures, notes or other similar instruments; (iii) any reimbursement obligation of such person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness; (iv) any obligation of such person under Finance Leases; and (v) any obligation of any third party to the extent secured by a Lien on the assets of such person; provided, however, that “Indebtedness” of such person shall not include any obligation of such person (i) to any Subsidiary of such person or to any person with respect to which such person is a Subsidiary or (ii) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights.

“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.

“Restricted Subsidiary” means a corporation, all of the outstanding voting stock of which is owned, directly or indirectly, by ViacomCBS or by one or more of its Subsidiaries, or by ViacomCBS and one or more of its Subsidiaries, which is incorporated under the laws of a state of the United States, and which owns a Principal Property.

“Subsidiary” of any person means (i) a corporation a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation), including, without limitation, a partnership or joint venture, in which such person, one or more Subsidiaries thereof, or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions).

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of preferred stock that ViacomCBS may offer. The terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, ViacomCBS’ amended and restated certificate of incorporation, amended and restated bylaws and the certificate of designations relating to each particular series of the preferred stock, which was or will be filed with the SEC at or before the issuance of the series of preferred stock. You are urged to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety. References to “ViacomCBS” in this description are references to ViacomCBS Inc. and not its consolidated subsidiaries, unless the context requires otherwise.

Terms of the Preferred Stock

Under ViacomCBS’ amended and restated certificate of incorporation, ViacomCBS is authorized to issue up to 25,000,000 shares of preferred stock, par value $0.001 per share. The Board of Directors has the authority, without approval of the stockholders, to cause shares of preferred stock to be issued from time to time in one or more series, with the numbers of shares of each series and the designations, powers, preferences and relative, participating, optional, dividend and other special rights of the shares of each such series and the qualifications, limitations, restrictions, conditions and other characteristics thereof as fixed by the Board of Directors. As of March 27, 2020 there were no shares of ViacomCBS’ preferred stock issued and outstanding.

The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:

•	the designation, stated value, liquidation preference and number of shares offered;

•	the offering price(s);

•

the dividend rate(s), or method of calculation, the dividend periods, the date on which dividends shall be payable and whether dividends are cumulative or noncumulative and, if cumulative, the date(s) from which dividends begin to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	any voting rights;

•	whether the preferred stock will be issued in certificated or book-entry form;

•	whether the preferred stock will be listed on a national securities exchange;

•	information with respect to any book-entry procedures;

•	a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the preferred stock; and

•

any additional rights, preferences, privileges, limitations and restrictions of the preferred stock which are not inconsistent with the provisions of the amended and restated certificate of incorporation.

The preferred stock will be, when issued against payment, fully paid and nonassessable. Holders will have no preemptive rights to subscribe for any additional securities that ViacomCBS may issue. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will rank equally with all other outstanding series of preferred stock issued by ViacomCBS as to payment of dividends, other than with respect to cumulation of dividends, and as to the distribution of assets upon liquidation, dissolution, or winding up of ViacomCBS. Each series of preferred stock will rank senior to the common stock and any other stock of ViacomCBS that is expressly made junior to that series of preferred stock. However, the Board of Directors may not cause us to issue any preferred stock, or preferred stock that is convertible into or exchangeable for other securities, that, in the aggregate with all other outstanding shares of preferred stock, could elect a majority of the Board of Directors, unless such issuance has been approved by the holders of a majority of the outstanding shares of ViacomCBS Class A Common Stock, voting separately as a class. The ability of the Board of Directors to provide for the issuance of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of ViacomCBS or changes in our management.

ViacomCBS’ rights and the rights of holders of ViacomCBS securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of ViacomCBS upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred stockholders, except to the extent ViacomCBS may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Notwithstanding anything herein to the contrary, in no event shall the terms of any preferred stock issued conflict with Article XI of the ViacomCBS amended and restated bylaws during the period ending December 4, 2021, including with respect to any rights of such preferred stock to elect directors.

Dividends and Distributions

Unless otherwise specified in the prospectus supplement, holders of shares of the preferred stock will be entitled to receive, as, if and when declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered. Dividends on the preferred stock may be cumulative or noncumulative as provided in the applicable prospectus supplement. Dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable as specified in the applicable prospectus supplement. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the Board of Directors or a duly authorized committee of the Board of Directors fails to declare a dividend on any series of noncumulative preferred stock for any dividend period, ViacomCBS will have no obligation to pay a dividend for that period, whether or not dividends on that series of noncumulative preferred stock are declared for any future dividend period.

No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, equally with or junior to any other series of preferred stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set apart for:

•	in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends; or

•	in the case of noncumulative preferred stock, the immediately preceding dividend period.

When dividends are not paid in full upon any series of preferred stock, and any other preferred stock ranking equally as to dividends with that series of preferred stock, all dividends declared upon shares of that series of preferred stock and any other preferred stock ranking equally as to dividends will be declared pro rata so that the amount of dividends declared per share on that series of preferred stock and any other preferred stock ranking equally as to dividends will in all cases bear to each other the same ratio that accrued dividends per share on the shares of that series of preferred stock and the other preferred stock bear to each other. In the case of noncumulative preferred stock, any accrued dividends described in the immediately preceding paragraph will not include any cumulation in respect of unpaid dividends for prior dividend periods.

Except as provided in the immediately preceding paragraph or the applicable prospectus supplement, unless full dividends on all outstanding shares of any series of preferred stock have been declared and paid, in the case of a series of cumulative preferred stock, for all past dividend periods, or in the case of noncumulative preferred stock, for the immediately preceding dividend period, ViacomCBS may not declare dividends or pay or set aside amounts for payment or other distribution on any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of ViacomCBS or other capital stock of ViacomCBS ranking junior to that series of preferred stock as to dividends and upon liquidation. Other than in connection with the distribution or trading of any of its capital stock, ViacomCBS may not redeem, purchase or otherwise acquire any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, for any consideration or any moneys paid to or made available for a sinking fund for the redemption of any shares of any of its capital stock, except by conversion or exchange for capital stock of ViacomCBS ranking junior to that series of preferred stock as to dividends and upon liquidation.

Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

Liquidation Preference

Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of ViacomCBS, the holders of the preferred stock will have preference and priority over the common stock of ViacomCBS and any other class of stock of ViacomCBS ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of ViacomCBS or proceeds from any liquidation, of the amount per share set forth in the applicable prospectus supplement plus all accrued and unpaid dividends, to the date of final distribution to such holders. After any liquidating payment, the holders of preferred stock will not be entitled to any other payments.

Redemption

If specified in the prospectus supplement relating to a series of preferred stock being offered, ViacomCBS may, at its option, at any time or from time to time, redeem that series of preferred stock, in whole or in part, at the redemption prices and on the dates set forth in the applicable prospectus supplement. The Board of Directors or a duly authorized committee of the Board of Directors may fix other terms of redemption, if any, of such series including, without limitation, redemption prices payable in shares of ViacomCBS Class A Common Stock or ViacomCBS Class B Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.

If less than all outstanding shares of a series of preferred stock is to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined to be equitable by the Board of Directors or a duly authorized committee of the Board of Directors. From and after the redemption date, unless ViacomCBS is in default in providing for the payment of the redemption price, dividends shall cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders shall cease, other than the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as required by law.

Conversion or Exchange Rights

The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities and the terms and conditions, including, without limitation, price and rate of exchange, of such conversion or exchange.

DESCRIPTION OF COMMON STOCK

The authorized common stock of ViacomCBS as set forth in its amended and restated certificate of incorporation includes 55,000,000 shares of ViacomCBS Class A Common Stock, par value $0.001 per share, and 5,000,000,000 shares of ViacomCBS Class B Common Stock, par value $0.001 per share. ViacomCBS is registering with the SEC shares of ViacomCBS Class A Common Stock and Class B Common Stock, which may be offered by ViacomCBS or one or more selling security holders to be identified in a prospectus supplement. References to “ViacomCBS” in this description are references to ViacomCBS Inc. and not its consolidated subsidiaries, unless the context requires otherwise.

The descriptions set forth below and in any prospectus supplement are not complete, and are subject to, and qualified in their entirety by reference to, ViacomCBS’ amended and restated certificate of incorporation and amended and restated bylaws and the General Corporation Law of the State of Delaware. You are urged to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety.

General

All issued and outstanding shares of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock are identical and the holders of such shares are entitled to the same rights and powers, except as provided in ViacomCBS’ amended and restated certificate of incorporation as described below.

As of February 14, 2020, there were 52,268,438 shares of ViacomCBS Class A Common Stock issued and outstanding and 561,471,552 shares of ViacomCBS Class B Common Stock issued and outstanding.

Voting Rights. Holders of ViacomCBS Class A Common Stock are entitled to one vote per share with respect to all matters on which the holders of ViacomCBS common stock are entitled to vote and the affirmative vote of a majority of the outstanding shares of ViacomCBS Class A Common Stock, voting separately as a class, is necessary to approve (i) any merger or consolidation of ViacomCBS pursuant to which shares of ViacomCBS common stock are converted into or exchanged for any other securities or consideration or (ii) certain transactions relating to Paramount Pictures Corporation and its subsidiaries or other ViacomCBS subsidiaries involved in ViacomCBS’ filmed entertainment business.

Holders of ViacomCBS Class B Common Stock do not have any voting rights, except as required by Delaware law.

Generally, all matters to be voted on by the stockholders of ViacomCBS must be approved by a majority of the aggregate voting power of the shares of capital stock of ViacomCBS having voting power present in person or represented by proxy, except as required or may become required by our amended and restated certificate of incorporation, our amended and restated bylaws or applicable law.

Dividends. Holders of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock share ratably in any cash dividend declared by the Board of Directors, subject to the rights and preferences of any outstanding preferred stock. The Board of Directors may, at its discretion, declare a dividend of any securities of ViacomCBS or of another entity, to the holders of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock in the form of (i) a ratable distribution of identical securities to the holders of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock or (ii) a distribution of one class or series of securities to the holders of ViacomCBS Class A Common Stock and another class or series of securities to the holders of ViacomCBS Class B Common Stock, provided that the securities so distributed do not differ in any respect other than (x) differences in their rights (other than voting rights and powers) consistent in all material respects with the differences between ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock and (y) differences in their relative voting rights and powers, with the holders of ViacomCBS Class A Common Stock receiving the class or series of such securities having the higher relative voting rights or powers

(without regard to whether such voting rights or powers differ to a greater or lesser extent than the corresponding differences in the voting rights or powers of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock provided in the amended and restated certificate of incorporation).

Conversion. So long as there are at least 5,000 shares of ViacomCBS Class A Common Stock outstanding, each share of ViacomCBS Class A Common Stock is convertible at the option of the holder of such share into one share of ViacomCBS Class B Common Stock.

Liquidation Rights. In the event of a liquidation, dissolution or winding-up of ViacomCBS, all holders of ViacomCBS common stock, regardless of class, are entitled to share ratably in any assets available for distributions to holders of shares of ViacomCBS common stock subject to the preferential rights of any outstanding preferred stock.

Split, Subdivision or Combination. In the event of a split, subdivision or combination of the outstanding shares of ViacomCBS Class A Common Stock or ViacomCBS Class B Common Stock, the outstanding shares of the other class of ViacomCBS common stock will be split, subdivided or combined proportionally.

Preemptive Rights. Shares of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any class of ViacomCBS. The Board of Directors possesses the power to issue shares of authorized but unissued ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock without further stockholder action, subject to the requirements of applicable law and stock exchanges. The number of authorized shares of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock could be increased with the approval of the holders of a majority of the outstanding shares of ViacomCBS Class A Common Stock and without any action by the holders of shares of ViacomCBS Class B Common Stock.

Other Rights. ViacomCBS’ amended and restated certificate of incorporation provides that ViacomCBS may prohibit the ownership and transfer of, or redeem, shares of its capital stock in order to ensure compliance with, or prevent the applicability of limitations imposed by, the requirements of U.S. laws or regulations applicable to specified types of media companies.

Anti-Takeover Provisions of Certificate of Incorporation and Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, in addition to those relating to the voting rights of our common stock, may have the effect of delaying, deferring or preventing a change in ViacomCBS ownership or changes in our management. These include provisions that:

•

authorize our Board of Directors to provide for the issuance, without stockholder approval, of up to 25,000,000 shares of preferred stock with rights fixed by the Board of Directors, which rights could be senior to those of the common stock;

•	limit the number of directors constituting the entire Board of Directors to a maximum of 13 directors until December 4, 2021, and 20 directors thereafter;

•	provide that any vacancy on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director;

•

provide that a special meeting of stockholders may be called only by the affirmative vote of a majority of the Board of Directors or by our Chairman of the Board, or the Chief Executive Officer, and shall be called at the written request of the holders of record of at least 50.1% of the aggregate voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, acting together as a single class; and

•

establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other proposal to be acted upon at any annual or special meeting of stockholders.

DESCRIPTION OF WARRANTS

The following description sets forth certain general terms of warrants that ViacomCBS may offer. ViacomCBS may issue warrants for the purchase of its debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock. Warrants may be issued independently or together with any debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock offered by any prospectus supplement and may be attached to or separate from such debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock. The warrants are to be issued under warrant agreements to be entered into with a bank or trust company, as warrant agent, to be named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of ViacomCBS in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The description set forth below and in any prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, any warrant agreement pursuant to which warrants may be issued. References to “ViacomCBS” in this description are references to ViacomCBS Inc. and not its consolidated subsidiaries, unless the context requires otherwise.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the currency unit(s) for which warrants may be purchased;

•	the designation, aggregate principal amount, currency unit(s) and terms of debt securities which may be purchased upon such exercise;

•

the designation, number of shares and terms, as applicable, of the preferred stock, Class A Common Stock or Class B Common Stock purchasable upon exercise of the stock warrants and the price at which the shares of preferred stock, Class A Common Stock or Class B Common Stock may be purchased upon such exercise;

•	if applicable, the designation and terms of debt securities or preferred stock with which the warrants are issued and the number of warrants issued with each debt security or share of preferred stock;

•	if applicable, the date on and after which the warrants and the related debt securities, preferred stock, Class A Common Stock, or Class B Common Stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations. If in registered form, the warrants may be presented for registration of transfer. The warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the various securities purchasable upon the exercise of such warrants, including the right to receive payments of principal of, any premium on, or any interest on debt securities purchasable upon the exercise or to enforce the covenants in the applicable indenture or to exercise any rights as stockholders of ViacomCBS, as described below under “—No Rights as Stockholders.” If ViacomCBS maintains the ability to reduce the exercise price of any stock warrant and the right is triggered, it will comply with federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.

Exercise of Warrants

Each warrant will entitle the holder to purchase a principal amount of debt securities or a number of shares of preferred stock, Class A Common Stock or Class B Common Stock at the exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrant. Warrants may be exercised at the times that are set forth in the prospectus supplement relating to the warrants. After the close of business on the date on which the warrant expires, or any later date to which ViacomCBS may extend the expiration date, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock purchasable upon the exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, ViacomCBS will, as soon as reasonably practicable, issue and deliver the debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock purchasable upon the exercise. If fewer than all of the warrants represented by a certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of preferred stock, Class A Common Stock or Class B Common Stock purchasable upon the exercise of each stock warrant will be subject to adjustment in specific events, including the issuance of a stock dividend to holders of preferred stock, Class A Common Stock or Class B Common Stock, or a combination, subdivision or reclassification of preferred stock, Class A Common Stock or Class B Common Stock, in each case as applicable. In lieu of adjusting the number of shares of preferred stock, Class A Common Stock or Class B Common Stock purchasable upon exercise of each stock warrant, ViacomCBS may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. ViacomCBS may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but ViacomCBS will pay the cash value of any fractional shares otherwise issuable. In case of any consolidation, merger, or sale or conveyance of the property of ViacomCBS as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of preferred stock, Class A Common Stock or Class B Common Stock into which the stock warrants were exercisable immediately prior thereto.

No Rights as Stockholders

Holders of stock warrants will not be entitled, by virtue of being the holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the directors or any other matter, or to exercise any rights whatsoever as its stockholders, with respect to ViacomCBS.

PLAN OF DISTRIBUTION

We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell the securities in any of three ways (or in any combination): (a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The prospectus supplement will set forth the terms of the offering of such securities, including but not limited to:

•	the name(s) of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•

the offering price of the securities and the proceeds to us or the selling security holders, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We or one or more selling security holders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or one or more selling security holders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We also may sell offered securities directly.

We or one or more selling security holders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from ViacomCBS or one or more selling security holders, as the case may be, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or one or more selling security holders, as the case may be, pay for soliciting these contracts.

Dealers, agents and underwriters may be entitled to indemnification by us and/or any selling security holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the dealers, agents or underwriters may be required to make in respect thereof. Dealers, agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon under United States law for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

10,000,000 Shares

5.75% Series A Mandatory Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

March 23, 2021

Joint Book-Running Managers

Morgan Stanley	J.P. Morgan

Citigroup	Goldman Sachs & Co. LLC	Mizuho Securities	Siebert Williams Shank

Co-Managers

BNP PARIBAS	RBC Capital Markets	US Bancorp	SMBC Nikko	TD Securities

SOCIETE GENERALE	MUFG	CastleOak Securities, L.P.	Ramirez & Co., Inc.

Academy Securities	R. Seelaus & Co., LLC

Wells Fargo Securities	BNY Mellon Capital Markets, LLC	IMI - Intesa Sanpaolo	ICBC Standard Bank